As filed with the Securities and Exchange Commission on June 8, 2004
                                           Registration Statement No. 333-114092




                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM SB-2/A
                               Amendment No. 2 to
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                            URANIUM POWER CORPORATION
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

          Colorado                            1311
------------------------------     ----------------------------       -------------------
(State or jurisdiction of          (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)     Classification Code Number)        Identification No.)


        206-475 HOWE STREET,                       THORNTON DONALDSON
   VANCOUVER, B.C. CANADA V6C-2B                   206-475 HOWE STREET,
          (604) 685-8355                       VANCOUVER, B.C. CANADA V6C-2B
(Address and telephone number of                     (604) 685-8355
 principal executive offices and          (Name, address and telephone number of
  address of principal place of                     agent for service)
            business)


                                 WITH A COPY TO:

                           THERESA M. MEHRINGER, ESQ.
                             BURNS FIGA & WILL, P.C.
                          6400 S. FIDDLERS GREEN CIRCLE
                                   SUITE 1030
                            ENGLEWOOD, COLORADO 80110
                                 (303) 796-2626

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

      As soon as practicable following the date on which the Registration Statement becomes effective.

      If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

-----------------------------------------------------------------------------------------------------------------------------------
CALCULATION OF REGISTRATION FEE
===================================================================================================================================
-------------------------------- ---------------------- --------------------------- --------------------------- -------------------
Title of each class of                 Amount to        Proposed maximum offering        Proposed maximum           Amount of
securities to be registered(1)       be registered          price per share(2)          aggregate offering         registration
                                                                                             price(2)                 fee(2)
-------------------------------- ---------------------- --------------------------- --------------------------- -------------------
Common Stock issuable upon          7,111,110Shares               $0.45                     $3,200,000                 $405
conversion of debentures
-------------------------------- ---------------------- --------------------------- --------------------------- -------------------
Common Stock issuable upon          2,666,667Shares(3)            $0.45                     $1,200,000                 $152
exercise of warrants
-------------------------------- ---------------------- --------------------------- --------------------------- -------------------
Common Stock                            160,000                   $0.45                      $72,000                    $9
-------------------------------- ---------------------- --------------------------- --------------------------- -------------------
Total                                  9,937,777                  $0.45                     $4,472,000                 $566
-------------------------------- ---------------------- --------------------------- --------------------------- -------------------

---------------

      (1) For a description of the various securities referred to herein and the transactions in which they were issued, See "Description of Securities - Securities Registered Hereby."

      (2) Proposed maximum offering price and registration fee is based on the closing sales price as reported by Yahoo Finance on March 29, 2004 (a date within five business days prior to the initial filing hereof).

      (3) Includes the registration for resale of shares of Common Stock issuable by conversion of $1,100,000 principal amount and accrued interest (through the maturity date) of 6% Convertible Debentures (the "Debentures"). Estimated solely for purposes of calculating the registration fee in connection with this Registration Statement and assumes that all of the Debentures and accrued interest are converted into shares of Common Stock based on a price of $0.15 per share of Common Stock (the minimum conversion price of the Common Stock until the maturity date).

      (4) All shares offered pursuant to this Registration Statement relate only to resales by Selling Shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION - PRELIMINARY PROSPECTUS DATED ___________________

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                            URANIUM POWER CORPORATION

      An aggregate of 9,937,777 shares (the "Shares") of $.001 par value Common Stock (the "Common Stock") of Uranium Power Corporation ("us", "we," "Uranium Power" or the "Company") may be offered by certain shareholders (the "Selling Shareholders") from time to time in the public market. The shares of Common Stock offered hereby include the resale of: (i) 7,111,110 shares of Common Stock issuable upon conversion of $1,000,000 in principal amount of 6% Convertible Debentures plus accrued interest through the maturity date of the Debentures;
(ii) 2,666,667 shares of Common Stock issuable upon exercise of outstanding warrants, exercisable at $0.35 per share; and (iii) 160,000 shares of Common Stock outstanding.

      The Debentures are convertible into Shares of Common Stock at the conversion price for each Share of Common Stock equal to the lower of (i) $0.45 per share, or (ii)70% of the five day average closing bid price of the Common Stock for the five trading days immediately preceding the conversion date of the Debentures; provided, however, that until the maturity date of the Debentures or the occurrence of an event of default, the conversion price cannot be less than $0.15 per share.

      All proceeds received from the sale of the Shares offered by the Selling Shareholders will accrue to the benefit of the Selling Shareholders and not to the Company, except for the exercise price of warrants to the extent the holder does not elect to exercise via its cashless exercise feature. Of the Shares which may be offered by the Selling Shareholders, 160,000 Shares are outstanding on the date of this Prospectus, and the remaining 9,777,777 Shares are not outstanding but may be issued by the Company after the date of this Prospectus upon exercise of outstanding warrants (the "Warrants") or conversion of outstanding debentures (the "Debentures") held by Selling Shareholders. These Shares may be resold in the public market by the Selling Shareholders. The Company may receive the exercise price paid upon exercise of Warrants for issuance of those shares; however, any difference between that price and the price at which the shares are sold in the market by the Selling Shareholders will accrue to the benefit of the Selling Shareholders. Sales of any of these previously restricted Shares into the public market could impact the market adversely so long as this Offering continues. See "Risk Factors."

      The Common Stock is traded on the Over-The-Counter Bulletin Board under the symbol "URMP.OB." The Company's shares are also listed to trade on the trading floor of the Frankfurt Stock Exchange and on Xetra, the Deutsche Borse AG electronic trading systemunder the symbol URP. On March 29, 2004, the closing bid price of the Common Stock as reported on the Over-The-Counter Bulletin Board was $0.45 per share.

      The Shares will be offered by the Selling Shareholders through dealers or brokers on the OTC Bulletin Board. The Shares may also be sold in privately negotiated transactions. Sales through dealers or brokers are expected to be made with customary commissions being paid by the Selling Shareholders. Payments to persons assisting the Selling Shareholders with respect to privately negotiated transactions will be negotiated on a transaction-by-transaction basis. The Selling Shareholders have advised the Company that prior to the date of this Prospectus they have made no agreements or arrangements with any underwriters, brokers or dealers regarding the sale of the Shares. See "Plan of Distribution." Any commissions and/or discounts on the sale of Shares offered by the Selling Shareholders will be paid by the Selling Shareholders, and all other expenses related to the filing of the registration statement to which this offering relates are being paid by the Company. Other expenses to be paid by the Company may include the SEC filing fees and costs, printing costs, legal fees and accounting fees.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION TO INVESTORS. POTENTIAL PURCHASERS SHOULD NOT INVEST IN THESE SECURITIES UNLESS THEY CAN AFFORD THE RISK OF LOSING THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" ON PAGE 3 OF THIS PROSPECTUS.

                     PROSPECTUS DATED ________________, 2004

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
Forward-Looking Statements......................................................................1

Prospectus Summary..............................................................................1

Risk Factors....................................................................................3

Use Of Proceeds.................................................................................8

Selling Shareholders............................................................................8

Plan of Distribution...........................................................................10

Legal Proceedings..............................................................................12

Management.....................................................................................13

Security Ownership of Certain Beneficial Owners and Management.................................14

Description of Securities......................................................................15

SEC Position on Indemnification................................................................18

Description of Business........................................................................18

Management's Discussion and Analysis of Financial Condition and Results of Operations..........22

Description of Property........................................................................26

Certain Relationships and Related Transactions.................................................28

Market for the Registrant's Common Stock and Related Stockholder Matters.......................32

Executive Compensation.........................................................................33

Legal Matters..................................................................................36

Experts........................................................................................36

Changes in Accountants.........................................................................36

Additional Information.........................................................................37

Index to Consolidated Financial Statements for Uranium Power .................................F-1

                           FORWARD LOOKING STATEMENTS

      This Prospectus, including information incorporated by reference, includes certain statements that may be deemed to be "forward-looking statements". All statements, other than statements of historical facts, included in this Prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward looking statements. Examples of forward-looking statements may include discussion of such matters as:

      o The amount and nature of future capital, development and exploration expenditures;

      o     Business strategies and development of our business plan; and

      o Other similar matters such as those discussed in our Plan of Operation.

      These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, including such factors as the results of tests performed utilizing technology in which we have an interest, results of tests regarding oil shale in Pasquia Hills, volatility and level of oil and natural gas prices, changes in the cost we incur to refine petrochemical feedstocks, uncertainties in cash flow, unexpected acquisition benefits, production rates and reserve replacement, reserve estimates, drilling and operating risks, competition, litigation, environmental matters, the potential impact of government regulations, and other matters discussed under the caption "Risk Factors", many of which are beyond our control. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements.

                               PROSPECTUS SUMMARY

      The  following  summary  is  qualified  in its  entirety  by the  detailed
information   appearing   elsewhere  in  this   Prospectus   and  the  documents
incorporated by reference herein.

The Company

      We have historically been in the business of exploration for uranium and petroleum in Canada and in previous years our investment in resource properties comprised significantly all of our assets. These assets were written off for the year ended April 30, 2003, as we have no further plans to work on those particular assets, and our previous business plan was abandoned. In January 2004, we reached an agreement with Western Petrochemicals Corporation ("WPC") and its major shareholders to acquire all of the issued and outstanding shares of WPC for the equivalent of up to 900,000 preferred shares and 2,000,000 common shares of the Company with certain registration rights. The preferred shares are to be non-dividend bearing, carry ten votes each and convertible into common shares as to ten common shares for each preferred share at the earlier of the Company increasing its authorized capital or June 30, 2004. As the Company and WPC are currently finalizing the structure and documentation these shares have not been issued. The primary property owned by WPC includes oil shale permits in Pasquia Hills, Saskatchewan. As a result of the WPC acquisition our business plan now involves the exploration for and mining of oil shale in Pasquia Hills, Saskatchewan and the refining of certain petrochemical feedstocks derived from oil shale. We also are continuing to evaluate certain technology involving the separation of hydrocarbons from sand and oil shale.

      Our principal office is located at 206-475 Howe Street, Vancouver, B.C. Canada V6C-2B, telephone number (604) 685-8355. Our website is www.apioil.net.

The Offering

      Pursuant to this Prospectus, the Selling Shareholders may from time to time offer all or any portion of an aggregate of 9,937,777 Shares of Common Stock on the OTC Bulletin Board through underwriters, dealers or brokers or in independently negotiated transactions. See "Selling Shareholders" and "Plan of Distribution." As of the date of this Prospectus, all 9,937,777 Shares are registered for public sale.

      As of March 29, 2004, there were 20,492,238 shares of Common Stock outstanding. Our Common Stock is traded on the OTC-Bulletin Board under the symbol "URMP.OB." The Company's shares are also listed to trade on the trading floor of the Frankfurt Stock Exchange and on Xetra, the Deutsche Borse AG electronic trading system under the symbol URP.

Risk Factors

      The securities offered are speculative and involve a high degree of risk. Factors which may affect our business and the securities offered hereby include:

      o     highly speculative nature of our business;

      o     uncertain financial condition;

      o     lack of profitability;

      o     need for additional capital;

      o     dependence on management;

      o     substantial debt; and

      o the likely adverse effect of this Offering on the market price of our Common Stock.

All of the Shares may be resold in the public market by the Selling Shareholders. Sales of any of these previously restricted Shares into the public market could impact the market adversely so long as this Offering continues. See "Risk Factors" beginning on page 4.

Use of Proceeds

      We will not receive any proceeds from sales of Shares by the Selling Shareholders, except for the exercise price of warrants to the extent the holder does not elect to exercise his warrants via the cashless exercise feature. All proceeds received from the sale of the Shares offered by the Selling Shareholders will accrue to the benefit of the Selling Shareholders and not to us. In the event we receive proceeds from a noncashless exercise of warrants by a holder, we will use such proceeds for general working capital.

                                  RISK FACTORS

      The securities offered in this prospectus are highly speculative and involve a high degree of risk, including among other items the risk factors described below. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in the shares.

               RISK FACTORS RELATED TO THE BUSINESS OF THE COMPANY

DUE TO OUR HISTORY OF OPERATING LOSSES, OUR AUDITORS ARE UNCERTAIN THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

      The consolidated financial statements have been prepared assuming that we will continue as a going concern. During the fiscal years ended April 30, 2003 and 2002 we suffered net losses of approximately $2,289,124 and $352,708, respectively. During the nine months ended January 31, 2004 and 2003, we suffered net losses of $922,808 and $877,349, respectively. At January 31, 2004 there was a stockholders' deficit and a working capital deficit of $1,780,938 and $1,914,454, respectively. At April 30, 2003 there was a stockholders' deficit and a working capital deficit of $1,845,314 and $1,846,130, respectively. The independent auditors' report issued in conjunction with the consolidated financial statements for the year ended April 30, 2003 contains an explanatory paragraph indicating that the foregoing matters raise substantial doubt about our ability to continue as a going concern.

      There is no assurance that we can generate net income, increase revenues or successfully expand our operation in the future. We will not realize any proceeds from sales of shares by Selling Shareholders under this prospectus, except for the cash exercise price that might be paid upon exercise of warrants.

      See "Plan of Operation" for a description of management's plans in regard to this issue. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unsuccessful in implementing these plans, or otherwise unable to continue as a going concern.

IF WE FAIL TO FORMALLY CLOSE THE WPC ACQUISITION, WE WILL HAVE NO VIABLE BUSINESS PLAN.

      In January 2003 we entered into a "hand-shake" agreement with the shareholders of WPC regarding the acquisition of WPC. We have moved our business plan forward based on this hand-shake agreement without having any written agreements in place or the structure of the transaction finalized. Although we expect to finalize any necessary agreements in the next 60 days, it is possible that the official closing of the WPC acquisition will not occur. In that case, the WPC shareholders may able to unwind the transaction despite the progress we have made in exploration of the Pasquia Hills property. Should we be unable to formally close the transaction and/or any disputes arise with the WPC shareholders, we may no longer have a viable business plan.

OUR BUSINESS PLAN IS HIGHLY SPECULATIVE AND ITS SUCCESS DEPENDS, IN PART, ON UNPROVEN TECHNOLOGY.

      Our business plan involves the exploration for oil shale in the Pasquia Hills area of Saskatchewan. The exploration itself is highly speculative. In addition, mining for oil shale has historically been a very expensive process. The costs for drilling, mining and ore extraction must be significantly reduced to make the amounts of oil shale extracted worth the expenditures. Once extracted, we are relying on our ability to cost effectively obtain certain by-products through the retorting process. Our cost-effective retorting process involves the use of unproven technologies. If the technologies on which we rely cannot produce the by-products cost effectively, this would adversely affect our plan of operations.

THE BUSINESS OF MINING IS SUBJECT TO MANY RISKS.

      The business of mining is subject to a number of risks and hazards, including but not limited to:

      - unanticipated ground and water conditions and adverse claims to water rights;

      -     geological problems;

      -     metallurgical and other processing problems;

      - the occurrence of unusual weather or operating conditions and other force majeure events;

      -     lower than expected ore grades;

      -     accidents;

      - delays in the receipt of or failure to receive necessary government permits;

      -     delays in transportation;

      -     labor disputes;

      -     unavailability of materials and equipment; and

      - the failure of equipment or processes to operate in accordance with specifications or expectations.

      The risks associated with mining described above could cause personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability. We are not currently engaged in mining operations (because we are in the exploration phase) and do not presently carry property and liability insurance. We have in the past carried property and liability insurance when actively engaged in mining operations which covered certain of these risks and plan to do so again in the future. However, cost effective insurance contains exclusions and limitations on coverage and may be unavailable in some circumstances.

ENVIRONMENTAL AND REGULATORY COMPLIANCE MAY IMPOSE SUBSTANTIAL COSTS ON US.

      Our operations are or will be subject to stringent federal, provincial and local laws and regulations relating to improving or maintaining environmental quality. Our global operations are also subject to many environmental protection laws. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested many years ago.

      Our mining operations and exploration activities are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Mining is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.

      Costs associated with environmental liabilities and compliance have increased over time, and we expect these costs to continue to increase in the future. We will be required to book reserves for the costs of environmental obligations on our financial statements for such liabilities as our mining operations proceed.

THE LOSS OF CURRENT MANAGEMENT MAY MAKE IT DIFFICULT FOR US TO OPERATE.

      Our prospects for success currently are greatly dependent upon the efforts and active participation of its management team, including its President and Chief Executive Officer, Thornton Donaldson, and Todd Montgomery, a key employee ofWPC. We do not have employment contracts with Mr. Donaldson or Mr. Montgomery. The loss of the services of either Mr. Donaldson or Mr. Montgomery could be expected to have an adverse effect on us. The Company does not maintain key person insurance on Messrs. Donaldson and Montgomery.

WE HAVE NUMEROUS OUTSTANDING OPTIONS, WARRANTS AND CONVERTIBLE DEBENTURES WHICH MAY ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

      We have reserved 5,478,333 shares for issuance upon exercise of outstanding options under plans and warrants, and 7,111,110 shares for issuance upon conversion of the principal and interest under the Debentures and have registered 9,937,777 shares for public sale by the holders. Shares are issuable upon exercise of warrants and options at prices as low as $0.10 per share. Any sale into the public market of Shares purchased privately at prices below the current market price could be expected to have a depressive effect on the market price of our Common Stock. See "Description of Securities."

FUTURE SALES OF OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE

      Our stock price may decline by future sales of our shares or the perception that such sales may occur. If we issue additional shares of common stock in private financings under an exemption from the registration laws, then those shares will constitute "restricted shares" as defined in Rule 144 under the Securities Act. The restricted shares may only be sold if they are registered under the Securities Act, or sold under Rule 144, or another exemption from registration under the Securities Act.

      Some of our outstanding restricted shares of common stock are either eligible for sale pursuant to Rule 144 or have been registered under the Securities Act for resale by the holders. We are unable to estimate the amount, timing, or nature of future sales of outstanding common stock. Sales of substantial amounts of our common stock in the public market may cause the stock's market price to decline. See "Description of Securities."

ISSUANCE OF ADDITIONAL SHARES UPON CONVERSION OF DEBENTURES IF MARKET PRICE DECLINES/DILUTION.

      Since the conversion price of the Debentures is currently in excess of the net tangible book value per share of our common stock, such conversion is not, nor would conversion of the remainder of the Debentures, be dilutive to existing shareholders. However, in the event that our stock price falls substantially, resulting in a conversion price of $0.15 per share that is or might be less than our net tangible book value per share, such conversion would have a dilutive effect to existing shareholders. We had a negative net tangible book value of $1,914,454 ($322,840 current assets less $2,237,294 liabilities) or $0.10 (using
$20,024,600 outstanding shares on January 31, 2004) per share of our Common Stock on January 31, 2004. Our net tangible book value per share is determined by dividing the tangible net worth of the Company (tangible assets less total liabilities) by the total number of outstanding shares of Common Stock. As the market price of the shares of Common Stock declines, more shares will be issued upon conversion since the conversion price is equal to the lower of: (ii) 70% of the average closing bid price of the Common Stock for the five trading days immediately preceding the conversion date of the Debentures; or (ii) $0.45 per share; provided, however, that until the maturity date or an event of default of the Debentures, the conversion price will not be below $0.15 per share. If all $1,000,000 principal amount and accrued interest of Debentures was converted at the minimum conversion price of $0.15, then the aggregate shares issued upon conversion would total 7,111,110.

WE DO NOT EXPECT TO PAY DIVIDENDS.

      We have not paid dividends since inception on our common stock, and we do not contemplate paying dividends in the foreseeable future on our common stock in order to use all of our earnings, if any, to finance expansion of our business plans.

LACK OF TRADING MARKET MAY MAKE IT DIFFICULT TO SELL OUR COMMON STOCK.

      The only trading in our common stock is conducted on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the common stock. In addition, our common stock is defined as a "penny stock" by rules adopted by the Commission. In such event, brokers and dealers effecting transactions in the common stock with or for the account of a customer must obtain the written consent of a customer prior to purchasing the common stock, must obtain certain information from the customer and must provide certain disclosures to such customer. These requirements may have the effect of reducing the level of trading in the secondary market, if any, of the common stock and reducing the liquidity of the common stock.

OUR STOCK PRICE CAN BE EXTREMELY VOLATILE.

      Our common stock is traded on the OTC Bulletin Board. Pursuant to Article 6 of the Rules for the Regulated Unofficial Market and Article 40 of the Rules and Regulations for the Frankfurt Stock Exchange, the Company's shares are also listed to trade on the trading floor of the Frankfurt Stock Exchange and on Xetra, the Deutsche Borse AG electronic trading system under the symbol URP. There can be no assurance that an active public market will continue for the common stock, or that the market price for the common stock will not decline below its current price. Such price may be influenced by many factors, including, but not limited to, investor perception of us and our industry and general economic and market conditions. The trading price of the common stock could be subject to wide fluctuations in response to announcements of our business developments or our competitors, quarterly variations in operating results, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our common stock.

ISSUANCE OF PREFERRED STOCK MAY ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

      We are authorized to issue 10,000,000 shares of preferred stock, of which the Company may designate 2,500,000 as Series A Convertible Preferred Shares (the "Series A Shares") in connection with the acquisition of WPC. The Series A Shares may be non-dividend bearing, carry ten votes each and be convertible into common shares as to ten common shares for each preferred share at the earlier of the Company increasing its authorized share capital or June 30, 2004. The remaining undesignated preferred stock may be issued in series from time to time with such designations, rights, preferences and limitations as our board of directors may determine by resolution. Other than the Series A Shares, the directors have no current intention to issue any additional preferred stock. However, the potential exists that the Series A Shares terms may be changed and that other preferred stock might be issued which would grant dividend preferences and liquidation preferences over the common stock, diminishing the value of the common stock.

                                 USE OF PROCEEDS

      We will not receive any proceeds from sales of Shares by the Selling Shareholders, except for the exercise price of warrants to the extent the holder does not elect to exercise via its cashless exercise feature. All proceeds received from the sale of the Shares offered by the Selling Shareholders will accrue to the benefit of the Selling Shareholders and not to us. In the event we receive proceeds from a noncashless exercise of warrants by a holder, we will use such proceeds for general working capital.

                              SELLING SHAREHOLDERS

      The following table sets forth information known to the Company regarding the beneficial ownership of Shares of our Common Stock as adjusted to reflect the sale of the Shares offered hereby by each Selling Shareholder. The information set forth below is based upon information concerning beneficial ownership provided to us by each Selling Shareholder. However, each of the Selling Shareholders is subject to certain limitations on the conversion of their convertible debentures and the exercise of their warrants, if any. The most significant of these limitations is that such Selling Shareholder may not convert its debentures or exercise its warrants, if such conversion or exercise would cause such holder's beneficial ownership of our common stock (excluding shares underlying any of their unconverted debentures or unexercised warrants) to exceed 4.99% of the outstanding shares of common stock. Also, the table below also includes the number of shares which would be issued upon conversion of a convertible debenture in payment of all accrued interest through its maturity date, which is more than 60 days from the date of this prospectus and shares which might be issuable on the occurrence of certain events, which have not yet occurred and may not occur. Therefore, although they are included in the table below, the number of shares of common stock for some listed persons may include shares that are not subject to purchase during the 60-day period referenced in footnote 3.

      Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.


                                          NUMBER OF SHARES       NUMBER OF SHARES
                                          OWNED PRIOR TO             OFFERED               NUMBER OF SHARES OWNED
            NAME                          OFFERING(1)(2)          HEREBY(1)(2)             AFTER OFFERING(1)(3)
--------------------------------------------------------------------------------------------------------------------
Platinum Partners(4)                         1,400,000               1,400,000                       0
Value Arbitrage Fund, LP
CIBC Financial Centre
11 Dr. Roy's Drive
Grand Cayman, Cayman Islands

Viscount Investments Ltd(5)                  2,311,110               2,311,110
832                                                                                                  0
The White House
Belvedere Road
London, SE1 8YU

Jonathan Mayer                                 233,333                 233,333                       0
212 Park Avenue
Lakewood, New Jersey 08701

JM Investors(6)                                                      1,633,334
152 East 9th Street                          1,633,334                                               0
Lakewood, New Jersey 08701

Zenny Trading, Ltd(7)                        1,400,000               1,400,000                       0
Suites 7B & 8B
50 Town Range
Gibraltar

Alpha Capital, AG(8)                         1,400,000               1,400,000                       0
Pradafant #7
Fursten Tums
9490
Vaduz, Liechtenstein

Bais Yaakov Moshe(9)                         1,400,000               1,400,000                       0
52 East Olive St.
Long Beach, NY 11561

SmallCap Corporate Partners Inc.(10)           160,000                 160,000                       0
3861 McAlpine Road
RR #2 Cobble Hill
British Columbia, Canada
V0R-1L0

Totals                                       9,937,777               9,937,777                       0
                                             =========               =========

(1) The number of Shares underlying the Warrants or Debentures are those Shares registered for sale upon exercise or conversion of the Warrants or Debentures held by Selling Shareholders. The number of shares of Common Stock indicated to be issuable in connection with conversion of the Debentures and offered for resale hereby is an estimate determined by using the lowest conversion price prior to the maturity date, as described in this Prospectus. The conversion price is subject to adjustment and could be materially less or more than such estimated amount depending upon the market price of the Common Stock at the time the Debentures are converted.

(2) Assumes that the Warrants are exercised and the Debentures are converted and all Shares are sold by the Selling Shareholders.

(3) Except as indicated above, beneficial ownership is calculated in accordance with Rule 13d-3 (d) of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3 (d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person of the class, but not deemed outstanding for the purpose of calculating the percentage owned of the class by any other person.


(4)   Voting  and  investment  power  for  this  entity  is  controlled  by Mark
      Nordlicht.

(5)   Voting and investment power for this entity is controlled by Joseph Frand.

(6)   Voting and investment power for this entity is controlled by Jeff Rubin.

(7)   Voting  and  investment  power  for this  entity is  controlled  by Adrian
      Olivero.

(8)   Voting  and  investment  power  for this  entity is  controlled  by Konrad
      Ackerman.

(9)   Voting and investment power for this entity is controlled by Shlomo Lesin.

(10)  Voting and investment power for this entity is controlled by John Kuehne.


Relationships and Transactions with Certain Selling Shareholders

      Viscount Investments Ltd. acted as placement agent for us in connection with issuance of the Debentures and pursuant to which Viscount received warrants to purchase 444,444 Shares of Common Stock, which Shares are registered hereby. Except as described above, none of the Selling Shareholders has had any position, office or other material relationship with us during the past three years.

                              PLAN OF DISTRIBUTION

Sale of Securities by Selling Shareholders

      The Selling Shareholders have advised us that prior to the date of this Prospectus they have not made any agreements or arrangements with any underwriters, brokers or dealers regarding the resale of the Shares. We have been advised by the Selling Shareholders that the Shares may at any time or from time to time be offered for sale either directly by the Selling Shareholders or by their transferees or other successors in interest. Such sales may be made in the OTC Bulletin Board market or in privately negotiated transactions.

      The Selling Shareholders have exercised their right to require us to register the Shares which the Selling Shareholders purchased from the Company in private transactions. The Selling Shareholders were granted certain registration rights pursuant to which we have agreed to maintain a current registration statement to permit public sale of the Shares. We will pay all of the expenses incident to the offering and sale of the Shares to the public by the Selling Shareholders other than commissions and discounts of underwriters, dealers or agents, if any. Expenses to be paid by us include legal and accounting fees in connection with the preparation of the Registration Statement of which this Prospectus is a part, legal fees in connection with the qualification of the sale of the Shares under the laws of certain states, registration and filing fees, printing expenses, and other expenses. We will not receive any proceeds from the sale of the Shares by the Selling Shareholders, except for the exercise price of warrants to the extent the holder does not elect to exercise via its cashless exercise feature.

      We anticipate that the Selling Shareholders from time to time will offer the Shares through: (i) dealers or agents or in ordinary brokerage transactions;
(ii) direct sales to purchasers or sales effected through an agent; (iii) privately negotiated transactions; or (iv) combinations of any such methods. The Shares would be sold at market prices prevailing at the time of sale or at negotiated prices. Dealers and brokers involved in the offer and sale of the Shares may receive compensation in the form of discounts and commissions. Such compensation, which may be in excess of ordinary brokerage commissions, may be paid by the Selling Shareholders and/or the purchasers of Shares for whom such underwriters, dealers or agents may act. The Selling Shareholders and any dealers or agents which participate in the distribution of the Shares may be deemed to be "underwriters" as defined in the 1933 Act and any profit on the sale of the Shares and any discounts, commissions or concessions received by any dealers or agents might be deemed by the NASD to constitute underwriting compensation.

      If we are notified by the Selling Shareholders that any material arrangement has been entered into with an underwriter for the sale of Shares, a supplemental prospectus will be filed to disclose such of the following information as we believe appropriate:

            (i)   the name of the participating underwriter;

            (ii)  the number of Shares involved;

            (iii) the price at which such Shares are sold;

            (iv) the commissions paid or discounts or concessions allowed to such underwriter; and

            (v)   other facts material to the transaction.

      Sales of Shares on the OTC Bulletin Board may be by means of one or more of the following:

            (i) a block trade in which a broker or dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

            (ii) purchases by a dealer as principal and resale by such dealer for its account pursuant to this Prospectus; and

            (iii) ordinary brokerage  transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate.

      We are unable to predict the effect which sales of the Shares by the Selling Shareholders might have upon the market price of our Common Stock or our ability to raise further capital. See "Risk Factors."

      In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

      We have advised the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales of the Shares offered hereby.

Private Sale of Common Stock by the Company

      We issued shares of "restricted" common stock to some of the Selling Shareholders in private transactions, and we will issue shares of "restricted" common stock to the Selling Shareholders upon their conversion of Debentures or exercise of warrants which they received from us in private transactions. We anticipate that Shares already received and Shares to be issued upon conversion of Debentures or exercise of the warrants will all be sold by the Selling Shareholders as described above.

                                LEGAL PROCEEDINGS

      We are not a party to any legal proceedings. However, our affiliate API Canada is subject to the following legal proceedings:

      o A judgment was issued against API Canada for $25,200 Cdn in favor of Newalta Corporation. The judgment was issued July 8, 2003 by the Provincial Court of Alberta, Civil Division.

      o Blackbird Well Services Ltd. claims it is owed approximately $250,000 Cdn. by API Canada. Blackbird filed a formal action but the action has been adjourned by agreement until January 20, 2004. A Petition For Receiving Order was filed by Blackbird on June 9, 2003 in The Court of Queen's Bench of Alberta, In Bankruptcy, Judicial District of Calgary as Court No. BK01-086312; adjourned by agreement to July 15, 2003; adjourned by agreement to July 29, 2003; a Consent Receiving Order was endorsed July 15, 2003 subsequently adjourned by agreement and is presently scheduled for June 15, 2004..

      o Wellco Energy Services, Inc. filed a statement of claim against API Canada for $49,961.51Cnd. on April 2, 2003 and a Certificate of Lis Pendens was issued July 17, 2003 in favor of Wellco. All filings were made in the Court of Queens Bench of Alberta, Judicial District of Calgary. API Canada has not filed a statement of defense, and does not intend to do so.

      o Codeco Consulting (2000) Ltd. and Black Max Downhole Tools Ltd. filed a statement of claim against API Canada for $88,431 Cdn. on September 19, 2003 and a Certificate of Lis Pendens was issued February 3, 2004 in favor of Codeco Consulting (2000) Ltd. and Black Max Downhole Tools Ltd. All filings were made in the Court of Queens Bench of Alberta, Judicial District of Calgary. API Canada has not filed a statement of defense, and does not intend to do so.

      Anhydride Canada does not have the resources to meet these demands and the Company has determined that it will not commit resources to Anhydride Canada or defend any actions taken by Anhydride Canada's creditors.

                                   MANAGEMENT

      Our executive officers are elected by the Board of Directors, and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors. There are no family relationships among any of our directors and executive officers.

      The following table sets forth names and ages of all our executive officers and directors:

NAME OF  DIRECTOR OR OFFICER AND     OFFICER OR
POSITION IN THE COMPANY             DIRECTOR SINCE     AGE         OFFICE(S) HELD AND OTHER BUSINESS EXPERIENCE
Thornton J. Donaldson,                   1998          74     President of the Company  since its inception in April
President, Chief Financial                                    1998 until May 16, 2002,  and from  September 15, 2003
Officer and Director                                          to present.  Secretary  of the Company from April 1998
                                                              through July 1998.  President of Rich Coast,  Inc., an
                                                              industrial   waste   treatment   company   located  in
                                                              Dearborn,  Michigan from 1984 to 1993,  and a Director
                                                              of Rich  Coast,  Inc.  from 1993 to 1999.  Director of
                                                              Lorex Resources,  Ltd., a mineral  exploration company
                                                              located  in  Vancouver,  British  Columbia  since July
                                                              1999.  President and sole director of United Corporate
                                                              Advisers Ltd., a geological  and financial  consulting
                                                              business   founded   by   Mr.   Donaldson   in   1970.
                                                              Self-employed as a consulting  geologist and financial
                                                              advisor from 1978 through the present.

William G. Timmins                       1998          66     Secretary   of   the   Company    since   July   1998.
Secretary and Director                                        Self-employed  as President of WGT  Consultants,  Ltd.
                                                              from 1983 to present as a  geological  consultant  for
                                                              numerous  mining  companies  in  Canada,   the  United
                                                              States,  Central and South America,  Australia and New
                                                              Zealand. Director of Monalta Resources Ltd., a mineral
                                                              exploration company located in West Vancouver, British
                                                              Columbia from April 1998 to present.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      To our knowledge, the following tables set forth the beneficial ownership of our Common Stock as of March 29, 2004 (when the total number of outstanding shares was 20,492,238 by each Director and each Executive Officer named in the Summary Compensation Table, and by all Directors and Executive Officers as a group.

                                                                          AMOUNT AND                PERCENT OF
              NAME AND ADDRESS OF                                    NATURE OF BENEFICIAL             COMMON
                BENEFICIAL OWNER                     POSITION              OWNERSHIP                  STOCK
                ----------------                     --------              ---------                  -----
Thornton J. Donaldson                             President,              672,000(1)                   3.2%
206 - 475 Howe Street                             Chief
Vancouver, B.C. V6C 2B3                           Financial
Canada                                            Officer, and
                                                  Director

William G. Timmins                                Secretary and           475,000(2)                   2.3%
410 - 455 Granville Street                        Director
Vancouver, B.C. V6C 1T1
Canada

All current directors and executive  officers as                         1,147,000(3)                  5.4%
a group (two persons)


(1) Includes 22,000 shares owned by Mr. Donaldson's spouse and 175,000 shares owned by United Corporate Advisors, Ltd., of which Mr. Donaldson is the president, a director and shareholder. Also includes options to purchase 175,000 shares of Common Stock at a price per share of $0.27 until August 21, 2006 and options to purchase 200,000 shares of Common Stock at a price per share of $0.25 until May 15, 2005.

(2) Includes 150,000 shares owned by Mr. Timmins' spouse. Also includes options to purchase 25,000 shares of Common Stock at a price per share of $0.27 until August 21, 2006 and options to purchase 200,000 shares of Common Stock at a price per share of $0.17 until October 15, 2004.

(3) Includes securities reflected in footnotes 1 and 2.

      To the knowledge of the Directors and Senior Officers of the Company, as of March 29, 2004, there are no persons and/or companies who or which beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to all outstanding shares of the Company, other than:


                                                          AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP      PERCENTAGE OF COMMON STOCK
------------------------------------                      --------------------      --------------------------
October Sun(1)
241 Ridge Street, Fourth Floor,                                 3,950,000                      19.3%
Reno, Nevada 89501

----------

(1)   Voting and  investment  power for this entity is  controlled  by Morris E.
      Schorn.

      All   percentages  in  this  section  were  calculated  on  the  basis  of outstanding securities plus securities deemed outstanding pursuant to Rule 13-d-3(d)(1) under the United States Securities Act of 1934.

      Other than: (i) the possible conversion into the Company's Common Stock of the principal plus accrued interest on the Debentures for total conversion amount of 7,111,110, accompanied by the exercise of outstanding 2,666,667 warrants held by the Debenture holders and placement agents on the transaction; and (ii) the possible issuance and conversion of 2,500,000 Series A Shares into 25,000,000 shares of common stock; there are no arrangements or agreements which could in the future result in a change of control of the Company.


                            DESCRIPTION OF SECURITIES

      The following summary description of our securities is not complete and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws.

      Our authorized capital stock consists of 40,000,000 shares of $.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock, which we may issue in one or more series as determined by our Board of Directors. As of March 29, 2004 there were 20,492,238 shares of common stock issued and outstanding that are held of record by approximately 96 shareholders.

COMMON STOCK

      Each holder of record of shares of our common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. Cumulative voting in the election of directors is not authorized by the Articles of Incorporation.

      Holders of outstanding shares of our common stock are entitled to those dividends declared by the Board of Directors out of legally available funds, and, in the event of our liquidation, dissolution or winding up of our affairs, holders are entitled to receive ratably our net assets available to the shareholders. Holders of our outstanding common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.

PREFERRED STOCK

      Our Board of Directors is authorized to issue from time to time, without shareholder authorization, in one or more designated series, any or all of the authorized but unissued shares of our preferred stock with such dividend, redemption, conversion and exchange provisions as may be provided by the Board of Directors with regard to such particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of our common stock. The rights of the holders of our common stock will be subject to and may be adversely affected by the rights of the holders of any of our preferred stock that may be issued in the future. Issuance of a new series of preferred stock, or providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring our outstanding shares of common stock and make removal of the Board of Directors more difficult. We have no shares of Preferred Stock currently issued and outstanding, and other than the Series A Shares, as described below, we have no present plans to issue any additional shares of preferred stock.

      The  Company  may  designate  2,500,000  preferred  shares as the Series A
Shares in connection with the WPC acquisition. These Series A Shares may be non-dividend bearing, carry ten votes each, be convertible into common shares as to ten common shares for each preferred share at the earlier of the Company increasing its authorized share capital or June 30, 2004 and have standard anti-dilution protection in the event of a stock split or stock dividend.

DIVIDENDS

      We have never declared or paid any dividends or distributions on our common stock. We anticipate that for the foreseeable future all earnings will be retained for use in our business and no cash dividends will be paid to stockholders. Any payment of cash dividends in the future on our common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors that the Board of Directors deems relevant.

CONVERTIBLE DEBENTURES

      Effective January 6, 2004 we issued $450,000 principal amount of 6% Convertible Debentures (the "Debentures") which mature June 1, 2004. The principal amount and accrued interest of the Debentures may be converted at any time by the holder into shares of our common stock. The conversion price is the lesser of: (i) 70% of the average closing bid price for the five trading days prior to the conversion date; or (ii) $.45 per share; provided, however, that the conversion price cannot be lower than $0.15 per share until after the maturity date of the Debentures or an event of default has occurred.

      As part of the transaction in which the Debentures were issued we entered into a Registration Rights Agreement ("RRA") with the purchasers of the Debentures. The RRA includes penalties for failure to file a registration statement by January 30, 2004 which registers for resale by the holders of the Debentures all of the shares into which the Debentures are convertible. The RRA requires us to pay the certain penalties, including 2% of the principal amount of the Debentures for each 30 day period that the registration statement is filed late, plus 2% of the principal amount of the Debentures for each 30 day period that the registration statement is not declared effective due to our failure to use our reasonable best efforts to have it declared effective.

      Effective March 31, 2004 we issued an additional $550,000 principal amount of the Debentures, with the same terms as the Debentures issued in January. The RRA executed in connection with this second round of Debentures is identical in all material respects except for the filing deadline of the registration statement to register the shares underlying the conversion of the Debentures, which was March 31, 2004.

      This prospectus is a part of the registration statement required by the RRA.

WARRANTS

      In January and March, 2004, we issued to the holders of the Debentures, as part of the Debenture issuance, an aggregate of 2,222,222 warrants to purchase our common stock (the "Warrants"). The Warrants are exercisable for a one year period commencing January 6, 2004, at a strike price of $0.35 per share. The RRA requires us to include the shares underlying these Warrants in the registration statement described above, and of which this prospectus is a part.

      In addition to the Warrants issued above, Viscount Investments, Ltd. was issued warrants to purchase aggregate of 444,444 shares of our common stock for acting as a finder on the sale of the Debentures. The Viscount Warrants were issued with the same terms as the Warrants described above.

ANTI-TAKEOVER PROVISIONS

      The Company's Articles of Incorporation and Bylaws (the "Incorporation Documents") contain provisions that may make it more difficult for a third party to acquire us, or may discourage acquisition bids for us. Our Board of Directors is authorized, without action of our shareholders, to issue authorized but unissued common stock and preferred stock. The existence of undesignated preferred stock and authorized but unissued common stock enables us to discourage or to make it more difficult to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

                         SEC POSITION ON INDEMNIFICATION

      Pursuant to the provisions of the Colorado Business Corporation Act ("the "CBCA"), we have adopted provisions in our Articles of Incorporation which provide that our directors shall not be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director's duty of loyalty to us or our shareholders; (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) acts specified under Section 7-108-403 of the CBCA; or (iv) any transaction from which the director derived an improper personal benefit.

      Our Articles of Incorporation state that we shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director, officer, employee or agent of us or, while serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise. We also shall indemnify any person who is serving or has served us as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

General Development of Business

      We are a Colorado corporation formed on April 3, 1998. On April 30, 2002 we acquired our wholly owned subsidiary Anhydride Petroleum (USA) Inc. ("Anhydride USA") and Anhydride USA's wholly owned subsidiary Anhydride Petroleum (Canada) Inc. ("API Canada" or "Anhydride Canada").

Oil Shale Exploration

      Our principal business activity has been the exploration for uranium and petroleum in Canada and in prior years the investment in resource properties comprised significantly all of our assets. These assets were written off during the year ended April 30, 2003, as we have no further plans to work on them, and we have abandoned our previous business plan. In January 2004, we acquired Western Petrochemicals Corporation, which resulted in our business plan now involving the exploration for and mining of oil shale in Pasquia Hills, Saskatchewan and the refining of certain petrochemical feedstocks derived from oil shale. We also are continuing to evaluate certain technology involving the separation of hydrocarbons from sand and oil shale.

      In October 2003, we entered into a preliminary agreement with Western Petrochemicals Corp. ("WPC"). The Agreement, which was subject to many contingencies, granted the right to acquire a 60% joint venture interest from WPC in the Pasquia Hills Oil Shale Project, covering approximately 700,000 acres located in the Pasquia Hills area of Saskatchewan. Pursuant to the agreement we made a payment of $26,090 to WPC on October 3, 2003.

      In December 2003, we reached a second preliminary agreement with WPC and its major shareholders to acquire all of the issued and outstanding shares of WPC which was concluded on January 28, 2004 whereby the Company, WPC and its major shareholders agreed that the Company would acquire all of the issued and outstanding shares of WPC for the equivalent of up to 900,000 Series A Shares and 2,000,000 common shares of the Company with certain registration rights. WPC's primary asset is the Pasquia Hills Oil Shale Project and it has approximately $975,000 ($1,300,000 CND.) in liabilities. The Company, WPC and its major shareholders are currently finalizing the structure and documentation of the transaction and as such these shares have not been issued.

Overview of Petrochemical Industry.

      The term petrochemical refers to "...a chemical that is produced from petroleum or gas products, but which is not used for fuel purposes..."(Hanson, 1958). Within this broad category, there are further distinctions between primary petrochemicals and higher order derivatives. Primary petrochemicals are products manufactured directly from some petroleum or natural gas based feedstock. Higher order derivatives are formed through chemically altering primary petrochemicals, producing a new product that in turn can be altered again.

      A chain of chemical processes are involved. For example, derivatives upgraded from primary petrochemicals would be ethylene oxide, ethylene dichloride, and polyethylene. Those derivatives would in turn yield ammonium nitrate, which can then be altered to produce fertilizer or explosives. Additionally, ethylene glycol can be upgraded to antifreeze or a fiber material. The end result of this chain is often a raw material that serves in the manufacture of an array of common retail items like detergents, drugs, cosmetics, and insecticides (Motamen, 1986).

      The process chain begins with feedstock hydrocarbons. Historically, feedstocks have come from stripping (add-on) or fractionation processes that represent a small percentage of the entire petroleum or gas stream. Examples of common feedstocks are methane, ethane, naphtha, gas, oil, and butane which are subject to world price fluctuations.

      The analytical data for the UPC shale oil indicate that it includes an unusually large percentage of attractive petrochemical feedstock components. This supports UPC's unique vision of creating a facility that solely produces petrochemical feedstocks and primary petrochemicals.

Petrochemical Markets

      Petrochemicals represent a $162 billion plus industry in North America alone. The United States utilizes about 3.5% of its total oil and gas production for petrochemicals (Worldbook Encyclopedia). Extensive markets also exist throughout South America, Europe, the Middle East, and Asia. At present, there are countless intra-industry competitors dealing in an array of petrochemicals and derivative products.

      Overall industry profitability has created a significant influx of capital, increasing global petrochemical production capacities (Chang, 2000). In the year 2000 alone there were four major capacity projects completed:

-- India Petrochemicals Corp. Ltd. commissioned a 300,000-tonnes/year ethylene plant in February;

-- Borealis AB completed a 150,000 tonnes/year cracker in February;

-- Haldia Petrochemicals Ltd. would bring on-line a 420,000-tonnes/year ethylene plant in February; and

-- Copesul started a 450,000-tonnes/year ethylene plant in March. (Oil & Gas Journal, April 2000 p. 57)

      This industry is a mature and competitive environment. However, there is a competitive advantage gained by resource pooling. Petrochemical producers endure a difficult economic situation, as both their suppliers and customers maintain significant leveraging/bargaining power and the suppliers to the petrochemical industry are the producers of petrochemical feedstock. The petrochemical industry has limited product alternatives.

      A niche feedstock producer with stable production costs can establish long term delivery contracts that mirror the pooling concepts this industry is attempting to implement. We hope be this company in the future, offering a stable supply of petrochemicals independent from world petroleum price volatility.

Five Pasquia Hills Feedstocks

      The UPC shale oil fractional composition suggests production of both petrochemical feedstock and primary petrochemicals. Assuming that the compositional data for the UPC oil shale is accurate, the expected feedstock production would be: toluene, styrene, benzene, naphtha, and ethylbenzene. Each of these petrochemicals and petrochemical feedstock are characterized by unique properties. These unique properties result in unique market uses.

      Benzene.  Benzene is a simple aromatic feedstock with an output in 2000 of
2.4 billion gallons worldwide (Chemicals: Basic Industry Survey, 2001). It can be combined with ethane to make ethylbenzene, which, in turn, is rendered to styrene (plastics). In addition, it is combined with methane to make methylbenzene or toluene. Benzene is also utilized as raw material in the manufacture of several additional derivatives including phenolic resins, polycarbonate and epoxy resins, polyurethanes, nylons, synthetic rubbers, and detergents. Worldwide the major producers of benzene include Exxon-Mobil, Chevron-Phillips, BP, Equistar Chemicals, Koch Industries Inc., Shell, and Dow Chemicals.

      As a petrochemical feedstock for such a diverse group of derivatives, benzene will likely offer significant future potential, given population and marketplace growth. There are other factors that will play a role in the overall demand for benzene, such as the future price of oil and the current productive capacity in the industry. Purvin & Gertz (PR Newswire, August 2, 2001) claim that benzene derivatives will average just over 4% growth per year through 2020. They also indicate that this growth would be, predominantly, a factor of consumption in the styrene chain.

      Ethylbenzene. Ethylbenzene is a primary petrochemical produced from benzene and ethane which becomes a raw material in styrene production. In the year 2000, roughly 13 billion pounds of ethylbenzene were produced worldwide. As a member of the benzene derivatives family and a raw material of styrene, it also stands to reason that ethylbenzene will maintain a healthy demand curve for the foreseeable future (Chemical: Basic Industry Survey, 2001).

      Toluene. Toluene, which is also referred to as methylbenzene, is another benzene family constituent. Toluene is used as a raw material to produce benzoic acid. Benzoic acid is used as a preservative for foods, beverages, and cosmetics. An antiseptic known as chloramine-T is also made from toluene. Makers of explosives use toluene to make TNT. Paint manufacturers use toluene as a lacquer solvent. Toluene is also used in the manufacture of many dyes and perfumes (Chemical: Basic Industry Survey, 2001).

      Styrene. Styrene is the most common benzene derivative. In 2000, the total production of styrene reached 11.9 billion pounds. Its market is primarily as a petrochemical for the derivative polystyrene, which takes up roughly 66% of total consumption. In addition, styrene is also used as a raw material for styrene-butadiene rubber and latex, unsaturated polyester resins, ABS resins, and other plastics. There are several major producers of styrene around the world. These include Sterling Chemicals Inc., Chevron Phillips, Dow Chemicals, Nova Chemicals Corp., BP, Lyondell Chemicals, and the Cos-Mar joint venture between TotalFina Elf S.A. and General Electric Corp. (Chemical: Basic Industry Survey, 2001).

      Naphtha. Naphtha is any liquid composed only of hydrogen and carbon that boils below 450(0) F (233(0) C). Naphtha obtained during the refining of petroleum is traditionally blended to make gasoline. Some types of naphtha are used to dissolve rubber and to thin paints and varnish. Others are used as a cleaning agent and as an ingredient in the manufacture of synthetic gas. In the past naphtha demand and prices have fluctuated with that of the petroleum industry. It is likely this relationship will continue into the future (Chemical: Basic Industry Survey, 2001).

Earth Energy License Agreement

      On August 12, 2003, the Company became party to an exclusive license agreement for Canada, Central and South America with Earth Energy Resources Ltd. ("Earth Energy") and West Peak Ventures of Canada Ltd. ("West Peak") for the use of Earth Energy's proprietary catalytic process. The process includes a proprietary Catalyst in conjunction with processing equipment to separate hydrocarbons from sand, shale or oil. Under the terms of the underlying license agreement with Earth Energy, the Company will pay $375,799 ($500,000 CDN) by 2005 of which it has paid $106,508 ($150,000 CDN). The Company will also pay a royalty of 5% and will purchase catalyst and processing equipment from Earth Energy Resources Ltd. for cost plus 25%. The Central and South American license agreement is a three-year option on the same terms with the exception that the license fee is a one-time payment of $500,000 US.

      To date the Company conducted initial testing of the Earth Energy process and is currently evaluating the process to determine the feasibility of the process. The Company is not obligated to proceed and may stop funding at anytime. Should the Earth Energy process prove to be economically feasible this may become a core business of the Company. However, the Company is at the initial stages of determining feasibility and additional testing and evaluation must be done to determine if the process is viable.

Uranium Property

      We were initially formed as a result of management's perception of an upcoming worldwide shortage of uranium. However, due to a lack of funding for its uranium properties we decided during the year ended April 30, 2002 to focus our attention on our oil and gas prospects. The Company retained an indirect interest in the Henday Lake Uranium property through its 20% equity investment in Uranium Holdings Corporation ("UHC"), however, the Company does not view this property to be of substantial merit. The Company plans to continue to hold its investment in UHC but its interest may be diluted if it is unable to meet exploration expenditures on a timely basis.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operation. (All amounts are in US dollars unless otherwise indicated.)

      We are in the exploration stage and we do not currently have any income from operating activities. We are currently exploring the possible development of the Pasquia Hills Property we acquired in connection of our purchase of WPC. These activities have involved the expenditure of $150,000 to evaluate the Pasquia Hills Property and our engaging of Keith McCrae, P. Eng., as an engineering consultant. At April 30, 2003 we had a working capital deficit of $1,846,130 (2002 - $473,604), minimal other capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies and has accumulated stockholder's deficiency of $1,845,314 (2002 - equity $257,526). In prior years the investment in resource properties comprised significantly all of our assets. These investments have been written off in the 2003 fiscal year, as we currently have no plans for further development of these properties. Management intends to raise additional capital through share issuances to finance operations and invest in other business opportunities, however, no assurance can be given that we will be successful in raising additional capital or that other business opportunities will be found.

      Our principal business activity during the year ended April 30, 2003 was the exploration by API Canada of the 7-32 Well on the Athabasca prospect. During the year a total of $1,650,298 was spent on the re-entering and deepening of the 7-32 Well. Of this amount various joint venture partners contributed a total of $846,507 towards these costs, leaving net exploration expenditures to us of $803,791 and API Canada with accounts payable related to this exploration of $718,462 as at April 30, 2003. As a result of the failure to find economically viable amounts of hydrocarbons within the Athabasca Prospect and owing to financial constraints put on API Canada as a result of its exploration activities, it was determined that both the Athabasca and Firebag Prospects should be written off and $822,218 was charged to operations. While we plan to continue to evaluate petroleum properties, we currently do not have any petroleum property prospects, nor can there be any assurance that the Company will find a viable oil and gas project in the future.

      As a result of our focus on oil and gas exploration during fiscal 2003 we did not meet our exploration requirements on our Saskatchewan uranium properties and they reverted back to the original optionor.

      We retain an indirect interest in the Henday Lake Uranium property through our 20% equity investment in UHC, however, we do not view this property to be of substantial merit. We plan to continue to hold our investment in UHC but its interest may be diluted if it is unable to meet exploration expenditures on a timely basis.

      As noted above, our primary focus for the fiscal year ended April 30, 2003 was on exploration work pertaining to the 7-32 Well. As a result of the requirement to raise substantial funds for exploration and to attract joint venture partners we spent a total of $210,101 in advertising and promotion (2002
-  $78,703).  Professional  fees of  $161,206  (2002 - $18,657)  are a result of additional work related to bringing on joint venture partners and also as a result of additional administrative costs related to being much more active than in the past. Consulting expenses for the year ended April 30, 2003 amounted to $121,124 (2002 - $77,600) and included $76,124 (2002 - $77,600) for options granted to consultants as valued by the Black-Scholes pricing method. Management fees of $100,721 (2002 - $90,410) were consistent with the prior year.

      In total we experienced a net loss of $2,289,124 or $0.18 per share for the year ended April 30, 2003, compared to a net loss of $352,708 or $0.04 per share for the year ended April 30, 2002. We expect to continue to incur operating losses and will continue to be dependent on additional equity or debt sales and or property joint ventures to fund our activities in the future.

      During the nine months ended January 31, 2004 the primary focus of the Company was on finding a business plan and / or project of significant merit for the Company and in dealing with the creditor and other issues related to failure of the Company's exploration program. Management fees for the quarter of $108,857 (2003 - $54,000) included $54,857 paid to the former president of the Company, which in the prior year was charged to exploration expense. The amount paid the former president also included $30,000 paid to him by way of issuing him 300,000 common shares. Advertising and promotion costs of $125,412,001 (2003
- $172,320) were down as the Company scaled back its activities following the write off of its exploration programs as of April 30, 2003. Consulting expense of $337,846 (2003 - $84,776) includes $89,340 related to compensation expense charged for options granted to consultants during the period. Consulting expense also includes $178,340 related to 1,140,100 bonus shares issued to consultants during the period, of which $39,100 pertaining to 230,000 common shares were granted to Directors of the Company and $45,000 paid to the finder of the convertible debentures . Travel costs of $21,248 (2003 - $24,647) were consistent with the same period last year owing to travel associated with the Earth Energy license agreement and Pasquia Hills project. Professional fees of $92,642 (2003 - $128,609) continued to be a major expense to the Company as it incurred costs related to evaluating various business proposals, dealing with Anhydride Canada's creditor situation and legal work pertaining to the convertible debenture financing. The Company recorded non-cash financing expenses of $192,600 relating to the $450,000 of convertible rates issued. In total the Company experienced a net loss of $875,888 or $0.05 per share for the nine months ended January 31, 2004, compared to a net loss of $877,349 or $0.07 per share for the nine months ended January 31, 2004. The Company expects to continue to incur operating losses and will continue to be dependent on additional equity or debt sales and or property joint ventures to fund its activities in the future.

      As noted above Anhydride Canada has incurred significant trade payables in pursuit of its exploration activities, which totaled to $740,715 as at January 31, 2004. In an attempt to settle these liabilities, the Company made an offer to Anhydride Canada creditors to settle outstanding debts for shares of the Company at $0.10 per share for each $0.15 Cdn. of debt. The Company has received acceptances from creditors totalling $313,028 ($416,484 Cdn.), which represents 2,776,560 common shares and subsequent to January 31, 2004 the Company issued 287,638 common shares pursuant to these agreements. Certain of the creditors have rejected this offer and threatened receivership proceedings against Anhydride Canada unless they are paid in full. Anhdydride Canada does not have the resources to meet these demands and the Company has determined that it will not commit further resources to Anhdydride Canada or defend such action should the creditors take it.

      In conjunction with the settlement offered to the Anhydride Canada creditors the Company also agreed to acquire the Athabasca and Firebag prospect interests of Anhydride Limited Partnership for 3,220,000 common shares of the Company, which have yet to be issued.

      During the nine month period ended January 31, 2004 the Company issued $450,000 of 6% secured convertible debentures, which mature June 1, 2004. These debentures are secured by a general security agreement over all of the Company's property. The debentures are convertible into common shares at the lower of 70% of the five-day average closing price of the Company's common shares or $0.45 per share, provided that while the debentures are in good standing the conversion price will not be below $0.15 per share.

      The Company has granted the holders of the debentures registration rights on the underlying common shares. The registration rights agreement calls for the Company to have filed a registration statement by January 30, 2004 covering the underlying shares which are included in this prospectus. Pursuant to the registration rights agreement the Company is subject to a 2% penalty every thirty days the registration statement is late and failure to file may cause the debentures to be in default. The debentures also require that the holders of the debentures agree to the issuance of shares in certain instances. The Company may redeem the convertible notes at a redemption price of 110% of the principle plus interest.

      In conjunction with the issuance of the convertible debentures the Company also issued 1,200,000 warrants. Each warrant entitles its holder to purchase an additional common share of the Company during the period January 6, 2004 to January 6, 2005 at $0.35 per share. The holder of the warrants may elect a cashless exercise of the warrants based on the market value of the Company's common shares at the time of exercise. The Company has granted the holders of the warrants registration rights on the underlying common shares. The registration rights agreement calls for the Company to have filed a registration statement by January 30, 2004 covering the underlying shares which are included in this prospectus.

      Subsequent to January 31, 2004 the Company issued $550,000 of 6% secured convertible debentures on terms similar to the above, with 1,466,666 warrants issued as part of the transaction. The shares underlying the convertible debentures and warrants are included in this prospectus.

      We have no revenues, and our operating results, profitability and future rate of growth depend solely on our ability to find a successful business plan and our ability to raise further funding. We plan to fund future operations by way of joint venture agreements and or other forms of financing, including the public offering or private placement of equity or debt securities. However, we cannot assure you that joint venture partners, debt or equity financing will be available to us on acceptable terms to meet these requirements.

      During February, 2004 the Company engaged the services of Keith McCrae, P. Eng. as manger of its Pasquia Hills Oil Shale Project on a consulting basis for $750 ($1,000CND.) per day on a as needed basis.. The Company also plans to initiate a pre-feasibility study of its Pasquia Hills Oil Shale Project at an estimated costs $150,000 and will be hiring consultants on an as need basis to help it evaluate this prospect.

      The Company expects to settle with creditors of WPC over the next thirty days at a cost of approximately $350,000 plus a yet to be determined number of Series A Shares. Finally the Company expects to spend around $30,000 over the next ninety days evaluating other processes and technologies related to the oil and gas industry.

      We have no revenues, and our operating results, profitability and future rate of growth depend solely on our ability to successfully develop our new business plan and our ability to obtain further funding. We plan to fund future operations by way of joint venture agreements and or other forms of financing, including the public offering or private placement of equity or debt securities. However, we cannot assure you that joint venture partners, debt or equity financing will be available to us on acceptable terms to meet these requirements.

Recently Issued Accounting Pronouncements

      None.


                             DESCRIPTION OF PROPERTY

Pasquia Hills Petrochemical Property

      The Pasquia Hills petrochemical property ("Pasquia Hills Property") is located in east-central Saskatchewan, approximately 200 km northeast of
Saskatoon. It consists of 14 contiguous oil shale exploration permits (the "Permits") with a total area of 417,970 hectares (1,032,803 acres).

      The initial term of the Permits expires January 29, 2006. Parts of the permitted lands can be converted to a production lease, during or at the end of the permit term. We have reached agreement to purchase from Powermax Energy the right to shallow gas production on certain areas of the Permits located outside of the mine development area.

      The Pasquia Hills Property is served by Saskatchewan highways 3, 9, 55, and 123 and the Canadian National Railroad and is accessible all year around by road. Hudson Bay, with a population of approximately 2,000, is 10 km east of the area of the Pasquia Hills Property identified for mine development and offers full services including scheduled flights. This small town lies 200 km northeast of Saskatoon. There is logging in the hills and farming in the valleys within the permitted area. There are no known land use, environmental, or aboriginal land issues within the Permits.

      The ore is a shale formation known as "White Specks" which has been deposited in a shallow marine environment and contains kerogen that is often called shale oil. Kerogen is defined as hydrocarbons bound within insoluble organic matter, which can be released with heating and steam. This is different than oil from tar sands where the hydrocarbons are a very heavy oil mixed with sand but in a free form.

Composition of the Pasquia Hills Oil Shale. The composition of the kerogen from the Pasquia Hills is unusually high in aromatics making it a large untapped potential petrochemical feedstock supply that may be the richest ore grade oil shale resource known in the world. A set of preliminary tests were performed on shale oil liquids derived from the Pasquia Hills oil shale samples using various retort conditions. Shale oil samples were processed at Norwest Labs, Calgary, Alberta using a laboratory-scale retort apparatus with 80 g ore handling capacity, operating in the temperature range of 400 C to 500 C. Retort tests were performed as dry (i.e. no sweeping gas was injected) and wet (i.e. steam was injected to sweep the hydrocarbons formed in the retort chamber).

Campbell Assay. Since 1997 Apex Engineering Inc. ("AEI") has been working on a retort process operating under the partial presence of steam. In this process oil shale particles will be small enough (10 mm) to operate the retort process at a fast heating rate to reduce diffusion limitations, which could result in a higher liquid yield and a more desired liquid quality. The retort process suggested by AEI has the potential to be used by the Pasquia Hills project for the commercial development of the Saskatchewan oil shale deposits.

      Using the laboratory scale test apparatus it was experimentally verified that the liquid yield was increased from 26.3 L/tonne-ore to 52.5 L/tonne-ore by modification of the retort chamber.

      The following conclusions are arrived at by AEI based on oil shale retort and liquid characterization tests sponsored by WPC:

      1. oil yields depends on the retort conditions (i.e. a higher oil yield could be obtained in a suitable retort environment);

      2. shale oil produced from Pasquia Hills oil shale ore could be an economic petro chemical feedstock;

      3. fluidized bed retort could increase the shale oil yield with a better liquid characteristics to produce petrochemicals;

      4. larger shale oil samples has to be produced using the fluidized bed retort for further liquid characterization tests, which will be completed in the 2004 pre-feasibility study;

      5. WPC is negotiating business terms with AEI to develop the process further as part of the pre-feasibility study

Reserves

      Geologic Potential. The Pasquia Hills oil shale permits have the potential to contain 7.8 billion barrels oil. WPC has incurred $2,500,000 in exploration expenses to date, including 44 test holes resulting in a mine development area being selected for open-pit strip mining, which covers approximately 50,000 acres. Each drill hole has consistent grades averaging 7.13% oil or therefore 34 liters per tonne. We paid Retread Resources Ltd., who are independent professional consulting geologists and engineers, to prepare a report dated November 2002 on the mine development property. The following chart reflects proven and probable oil shale in the mine development area:


        --------------------- ------------------------------ -------------------
                              Fully Risked Barrels           Non Risk Barrels
        --------------------- ------------------------------ -------------------
        Proven                150,000,000                    150,000,000
        (Measured)
        --------------------- ------------------------------ -------------------
        Probable              361,000,000                    451,000,000
        (Indicated)
        --------------------- ------------------------------ -------------------
        Total                 511,000,000                    701,000,000
        --------------------- ------------------------------ -------------------

      Given the consistent grades, it is likely, on completing a 75-hole infield-drilling program that a large percentage of the indicated resources will become measured or proven. In addition, the ore zone is open ended to the West and North which may increase the resource to 7.8 billion barrels oil. The ore zone is relatively flat lying and gently dipping to the west with an average pay of 45 meters (148 feet) and an average overburden thickness of 21 meters (69 feet).

Production

      Effective March 29, 2004 we do not have any production or production revenue.

Drilling Activity

      We are not currently engaged in drilling activity. The property was previously owned by Sun Oil and later by Burning Rock who worked the area intermittently during the period 1932 to 1965. Recent geologic studies that are relevant to the area include Beck (1974) and Macauley (1984, 1986).


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      October Sun, a Nevada Corporation ("October Sun"), a greater than 5% beneficial owner of the Company's shares, and the Company were parties an Option Agreement, dated as of September 10, 2001 (the "Option Agreement"), whereby October Sun granted the Company the right to purchase all of the outstanding shares of its wholly-owned subsidiary - API Canada. Pursuant to the October Sun Option Agreement the Company: (i) made a payment of $75,000 to October Sun; (ii) issued to two third parties each a warrant to acquire up to 500,000 common shares at a purchase price of $0.01 per share until July 25, 2003; (iii) issued to two third parties each options to purchase up to 250,000 common shares at an exercise price of $0.27 per share until August 21, 2006; and (iv) agreed to pay costs up to a maximum of $60,000 ($100,000 Cdn.) for the completion or abandonment of the 7-32 Well if the October Sun Option Agreement was not exercised. On April 30, 2002, the Company and October Sun closed the transaction contemplated by the Option Agreement pursuant to the terms and provisions of that certain Agreement and Plan of Reorganization, dated April 30, 2002 (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Anhydride Petroleum (USA) ("Anhydride USA"), a wholly owned subsidiary of October Sun, which in turn owned all of the outstanding capital stock of API Canada, was merged with and into a wholly owned subsidiary of the Company, UPC Merger, Inc., a Colorado corporation, with the entity surviving the merger being a wholly owned subsidiary of the Company named Anhydride Petroleum (USA), and owning all of the outstanding capital stock of API Canada. As a result of the transaction, the Company (i) issued to October Sun an demand promissory note in the principal amount of U.S. $100,000, bearing interest at a rate of prime plus 2%; (ii) 3,950,000 shares of the Company's Common Stock; and (iii) a warrant to purchase up to 500,000 shares of the Company's Common Stock at a purchase price of $0.01 per share, which warrant expires April 30, 2003, which warrant was subsequently cancelled and replaced with a warrant issued to Anhydride Oil Corporation whereby it may purchase up to 600,000 shares of the Company's Common Stock at a purchase price of $0.01 per share, which warrant expires August 30, 2004. As a result of the merger, the Company through its wholly owned subsidiary, Anhydride USA, which owns all of the issued and outstanding shares of API Canada, became the owner of certain parcels, mining rights, and licenses, subject to certain working interests, collectively known as the Anhydride Rights.

      In addition to the consideration received by October Sun in connection with the Merger Agreement, October Sun was paid by the Company a management fee in the amount of: (i) $72,000 for the fiscal year ended April 30, 2003; and (ii) $90,410 for the fiscal year ended April 30, 2002.

      October Sun also retained a 1% - 1.36% gross overriding royalty interest in the Athabasca and Firebag Prospects which were written off during the year ended April 30, 2003.

      In connection with, and as a condition to, the consummation of the Merger Agreement on April 30, 2002, each of Robert Edwards and Hodgkinson Equities Corp or its assignee 858642 Alberta Ltd., who at that time were greater than 5% beneficial owners of the Company's shares, were each issued a warrant to purchase up to 500,000 shares of the Company's Common Stock at a purchase price of $0.01 per share, which warrant expired July 25, 2003 unexercised.

      Effective May 6, 2002, the Company entered into an Employment Agreement with Doug Cannaday, its new President (the "Employment Agreement"). Pursuant to the terms of the Employment Agreement, Mr. Cannaday received monthly compensation in the amount of $6,000 (Cdn.) monthly and was granted an option to purchase 400,000 shares of the Company's common stock for a period of three years.

      In satisfaction of the obligation to issue options under the Employment Agreement on September 24, 2002, the Company issued Mr. Cannaday options to purchase 400,000 shares of common stock at $0.25 per share until May 6, 2005, which were cancelled May 28, 2003. During the year ended April 30, 2003 Mr. Cannaday was due to be paid a total of $86,000, including a bonus of $30,000, which was settled by the issuance of 300,000 bonus shares at a deemed price of $0.10 per share on July 25, 2003, and a cash bonus of $15,000 Cdn. Effective September 15, 2003, Mr. Cannaday was removed as President.

      Effective May 15, 2002, the Company entered into an employment agreement with Michel David an officer and director of the Company. Pursuant to the terms of this agreement Mr. David received monthly compensation in the amount of $3,000 Cdn. monthly and an option to purchase 200,000 shares of the Company's common stock for a period of two years at an exercise price of $0.35 per share.

      On July 10, 2002 in order to provide a substantial portion of the necessary funding to give effect to our business objectives in connection with the Athabasca and Firebag Prospects we entered into exploration agreements with Anhydride PetroleumLimited Partnership with an objective to raise $865,385 ($1,350,000 Cdn.). In return for each $34,615 ($54,000 Cdn.) expended in either of the Athabasca or Firebag Prospects the Limited Partnership will earn a 1% working interest before and after payout in the prospect in which the expenditure occurs, to a maximum cumulative 25% between the Prospects. The Company maintains a call option to reacquire the working interests earned by the Limited Partnership exercisable at 130% of earned in expenditures payable in shares at the then market when the option is exercised. The Company also granted warrants to the Limited Partnership to purchase up to 750,000 shares at $.50 per share, valid until July 11, 2003. The Warrants will vest in proportion to the working interest earned in the Prospects by the Limited Partnership. For each 1% working interest earned in a Prospect, warrants to acquire 30,000 common shares of the Company will vest and be immediately exercisable.

      During the year ended April 30, 2003, the Company amended the terms of the exploration agreements whereby the number of shares to be issued pursuant to the warrants was increased to 1,500,000 and the exercise price per share was lowered to $0.25 per share. The rate at which the Limited Partnership shall earn a 1% working interest was also increased to $60,000 Cdn. in exploration expenditures. The Company also agreed to pay costs associated with the start up of the Limited Partnership. Based on the Limited Partnerships exploration expenditures of $313,725 ($483,000 Cdn.) as at April 30, 2003 the Limited Partnership earned an 8.05% working interest before and after payout, subject to various royalties, in the Athabasca Prospect and they were entitled to warrants to acquire 483,000
common  shares  at  $0.25  per  share.  These  warrants   subsequently   expired
unexercised.

      Also subsequent to April 30, 2003, the Company, rather than exercising the Working Interest Call Option, made an offer to acquire the working interests of the Limited Partnership for 3,220,000 common shares of the Company which was accepted by the Limited Partnership. These shares have yet to be issued.

      The following non-arm's length transactions occurred with parties who are directors, officers and stockholders of the Company.

      (a) During the nine months ended January 31, 2004, the Company was charged management fees of $54,000 by October Sun from whom the Company acquired Anhydride USA. October Sun is related to the Company by way of significant influence. As of January 31, 2004, $400,177 was owed to October Sun. Of this balance, up to $400,000 is covered by way of a convertible note which bears interest at 6% and may be converted into units at the lower of $0.25 per unit or the then market price on the date of conversion until December 31, 2004. At April 30, 2003 and January 31, 2004, October Sun waived all rights to the interest. Each unit is to consist of one common share of the Company and a warrant to purchase an additional common share at 133% of the unit price for one year following the date of conversion. The units may at the holders' election be issued on a cashless conversion basis based on the market value at the time of exercise. Any shares issued on conversion shall carry with them registration rights. The balances of funds owed are without interest or stated terms of repayment.

      (b) As at April 30, 2003 a total of $33,200 was due to an officer of the Company. During the nine months ended January 31, 2004 $30,000 of this amount was settled by the officer exercising an option to acquire 300,000 common shares. During the nine months ended January 31, 2004 this officer was paid management fees of $54,857 which includes $30,000 paid by way of issuing him an additional 300,000 common shares. As at January 31, 2004 this officer had resigned his position with the Company and no amounts were owed to him.

      (c) During the year ended April 30, 2003 the Company accrued fees of $3,271 to a director and officer, which are included in advertising and promotion expenses and which remain outstanding as at January 31, 2004.

      (d) United Corporate Advisors ("UCA") is related to the Company by way of common directors. As of January 31, 2004, $232,188 was owed to UCA and included in due to related parties. Of this balance, $195,000 is covered by way of a convertible note which bears interest at 6% and may be converted into units at the lower of $0.25 per unit or the then market price on the date of conversion until December 31, 2004. At April 30, 2003 and January 31, 2004, UCA waived all rights to the interest. Each unit is to consist of one common share of the Company and a warrant to purchase an additional common share at 133% of the unit price for one year following the date of conversion. The units may at the holders' election be issued on a cashless conversion basis based on the market value at the time of exercise. Any shares issued on conversion shall carry with them registration rights. The balances of funds owed are without interest or stated terms of repayment.

      (e) Included in consulting expenses is $39,100 pertaining to 230,000 shares issued to directors of the Company under the 2003b Plan.

                    MARKET FOR THE REGISTRANT'S COMMON STOCK
                         AND RELATED STOCKHOLDER MATTERS

Market Information

      Our Common Stock is listed on the OTC Bulletin Board under the trading symbol "URMP.OB." The following table sets forth the high and low bid prices of the Company's Common Stock during the periods indicated.


-------------------------- ---------------------- ----------------------
FISCAL QUARTER              HIGH BID PRICE(1)      LOW BID PRICE(1)
-------------------------- ---------------------- ----------------------
11/1/03 - 1/31/04          $       0.56           $      0.18
-------------------------- ---------------------- ----------------------
8/1/03 - 10/3103                   0.27                  0.04
-------------------------- ---------------------- ----------------------
5/1/03 - 7/31/03                   0.13                  0.05
-------------------------- ---------------------- ----------------------
2/1/03 - 4/30/03                   0.37                  0.09
-------------------------- ---------------------- ----------------------
11/1/03 - 1/31/03                  0.38                  0.12
-------------------------- ---------------------- ----------------------
8/1/02 - 10/31/02                  0.35                  0.11
-------------------------- ---------------------- ----------------------
5/1/02 - 7/31/02                   0.47                  0.28
-------------------------- ---------------------- ----------------------
2/1/02 - 4/30/02                   0.51                  0.35
-------------------------- ---------------------- ----------------------
11/1/01 - 1/31/02                  0.65                  0.35
-------------------------- ---------------------- ----------------------
8/1/01 - 10/31/01                  0.65                  0.40
-------------------------- ---------------------- ----------------------
5/1/01 - 7/31/01                   0.75                  0.25
-------------------------- ---------------------- ----------------------

-------------------------- ---------------------- ----------------------

-------------------------- ---------------------- ----------------------


-----------------
(1) High and low bid prices were obtained from Yahoo Finance. Quotations reflect inter-dealer prices without retail mark-up, mark-down or commission any may not represent actual transactions.

      The closing bid price of the OTC Common Stock on March 29, 2004 was $0.43 per share.

Holders

      As of March 29, 2004 there were approximately 96 holders of our Common Stock, and the number of shares issued and outstanding was 20,492,238.

Dividends

      During the two most recent fiscal years, we have not declared or paid any cash or other dividends on our Common Stock. We do not expect to pay any dividends in the near future. We are prohibited from paying dividends on our Common Stock while certain indebtedness remains outstanding.

                             EXECUTIVE COMPENSATION

Compensation and other Benefits of Executive Officers

      The following table sets out the compensation received for the fiscal years end April 30, 2003, 2002 and 2001 in respect to each of the individuals who were our chief executive officer at any time during the last fiscal year and our four most highly compensated executive officers whose total salary and bonus exceeded $100,000 (the "Named Executive Officers").


                                                  SUMMARY COMPENSATION TABLE

             FISCAL YEAR COMPENSATION                                                   LONG TERM COMPENSATION
                                                                                                              Payouts
                                                                       AWARDS
                                                                       ------
                                                                                       Restricted
                                                                                         Shares
                                                                         Securities        or
      Name and                                            Other          Underlying    Restricted     LTIP          All other
      Principal                 Salary      Bonus         Annual        Option/SARs       Share      Payouts     Compensation
      Position          Year      ($)        ($)       Compensation       Granted         Units        ($)           ($)
-------------------------------------------------------------------------------------------------------------------------------
Douglas Cannaday,       2003    $56,000    $30,000           0           400,000 (3)         0           0             0
President(2)

Thornton                2003       0          0             0             200,000           0           0             0
Donaldson,              2002       0          0             0             175,000           0           0             0
Former                  2001       0          0             0                0              0           0             0
President(1)

------------
(1) Mr. Donaldson served as President from April, 1998 to May 16, 2002, and from September 15, 2003 to present.

(2)   Mr.  Cannaday served as President from May 16, 2002 to September 15, 2003.
      (3) These options were cancelled by the Company May 28, 2003.

Agreements with Management

      We do not presently have agreements with our senior management.

Option/Stock Appreciation Rights ("SAR") Grants during the most recently completed Fiscal Year

      The following table sets out the stock options granted by us during the previous fiscal year to our Named Executive Officers. The following amounts include options that were granted prior to the previous fiscal year but were repriced during that year.


                       OPTION/SAR GRANTS IN PREVIOUS YEAR
                                INDIVIDUAL GAINS

                               Number of
                               Securities
                               Underlying
                               Options/SARs       % of Total      Exercise or    Market Price on
Name                           Granted (#)       Options/SARs         Base        Date of Grant      Expiration Date
                                                  Granted to      Price ($/Sh)
                                                 Employees in
                                                 Fiscal Year
---------------------------------------------------------------------------------------------------------------------
Doug Cannaday (2)              400,000(3)           67.7%            $0.25            $0.25           May 6, 2005
Thornton Donaldson (1)          200,000              33%             $0.25            $0.25           May 15, 2005

-----------------
(1) Mr. Donaldson served as President from April, 1998 to May 16, 2002, and from September 15, 2003 to present.

(2)   Mr.  Cannaday served as President from May 16, 2002 to September 15, 2003.

(3)   This option was cancelled on May 28, 2003.

      No stock shares or options were granted to the foregoing named executives during this fiscal year ended April 30, 2003.


Aggregated Option/SAR Exercised in Last Financial Year and Fiscal Year-End Option/SAR Values

      The  following  table  sets  out all  Option/SAR  exercised  by the  Named
Executive Officers during the most recently completed fiscal year and the Option/SAR values for such persons as of the end of the most recently completed fiscal year.

         Aggregated Option/SAR Exercised in Last Fiscal Year and FY-End Option/SAR Values
                                                                         Number of Securities
                                                                              Underlying
                                                                             Unexercised              Value of
                                                                           Options/SARs at           Unexercised
                                                                              FY-End (#)           Options/SARs at
                                                                                                     FY-End ($)
                            Shares Acquired on                               Exercisable/           Exercisable/
Name                           Exercise (#)       Value Realized ($)        Unexercisable           Unexercisable
------------------------------------------------------------------------------------------------------------------
Doug Cannaday(2)                     0                     0                   400,000                    0
Thornton Donaldson (1)               0                     0                   375,000                    0

(1) Mr. Donaldson served as President from April, 1998 to May 16, 2002, and from September 15, 2003 to present.

(2)   Mr. Cannaday served as President from May 16, 2002 to September 15, 2003.

Compensation of Directors

      Thornton J. Donaldson, our President, Chief Financial Officer and a direct, and William G. Timmins, a director and our Secretary, each received bonus shares as to 130,000 and 100,000 respectively each on October 9, 2003. Douglas Cannaday also received bonus shares as to 300,000 on June 20, 2003 and 300,000 on Sept. 25, 2003.

      Except as described above, no salaries were paid to directors, and no bonuses were paid or awarded to directors or officers for the fiscal year ended April 30, 2003.

      No pension or retirement benefit plan has been instituted by us and none is proposed at this time. There is no arrangement for compensation with respect to termination of the directors in the event of change of control.

                                  LEGAL MATTERS

      Legal matters in connection with the shares of common stock being offered hereby have been passed on for us by the law firm of Burns Figa & Will, P.C.

                                     EXPERTS

      The audited consolidated financial statements as of and for the years ended April 30, 2003 and 2002 of Uranium Power Corporation and subsidiaries included herein and elsewhere in this Prospectus and Registration Statement have been audited by Pannell Kerr Forster, Chartered Accountants, independent auditors, to the extent set forth in their report (which describes an uncertainty as to the Company's ability to continue as a going concern) appearing herein and elsewhere in the Registration Statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                             CHANGES IN ACCOUNTANTS

      None.

                             ADDITIONAL INFORMATION

      We have filed with the Commission, a registration statement (together with all amendments thereto, the "Registration Statement") under the 1933 Act with respect to the securities offered hereby. This prospectus, filed as part of the Registration Statement, omits certain information contained in the Registration Statement in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and to the exhibits filed therewith, which may be inspected without charge at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of the material contained therein may be obtained from the Commission upon payment of applicable copying charges. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement.

      We are subject to the reporting and other informational requirements of the 1934 Act and, in accordance therewith, files reports and other information with the Commission. Such reports, proxy statements and other information, once filed by us, can be inspected and copied at the public reference facilities maintained by the Commission at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Information on the operations of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site on the Internet that contains reports, proxy and information  statements  and  other  information  regarding  issuers  that  file
electronically   with   the   Commission.   The   address   of   such   site  is
http:/www.sec.gov.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                          FOR URANIUM POWER CORPORATION

                             APRIL 30, 2003 AND 2002
                   AND THE NINE MONTHS ENDED JANUARY 31, 2004

                            -------------------------

                                                                                                  PAGE NO.
                                                                                                  --------
Report of Independent Auditors                                                                       F-1

Consolidated Financial Statements:

    Consolidated Balance Sheet                                                                       F-3

    Consolidated Statements of Operations                                                            F-4

    Consolidated Statements of Stockholders' Equity (Deficit)                                        F-5

    Consolidated Statements of Cash Flows                                                        F-6 to F-7

    Notes to Consolidated Financial Statements                                                   F-8 to F-16

Unaudited Consolidated Financial Statements for the Period Ended January 31, 2004

Consolidated Financial Statements

    Consolidated Balance Sheet                                                                       i-2

    Consolidated Statements of Operations                                                            i-3

    Consolidated Statements of Cash Flows                                                            i-4

    Notes to Consolidated Financial Statements                                                   i-5 to i-7


We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of its date.


Dealer Prospectus Delivery Obligation:


      Until ______________, all dealers that effect transactions in these securities, ____ whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                            URANIUM POWER CORPORATION



                      _____________ SHARES OF COMMON STOCK




                                  -------------

                                   PROSPECTUS

                                  -------------



                               _____________, 2004

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The  Company's  Articles of  Incorporation  provide that the Company shall
indemnify  any  officer,   employee,   agent  or  director  against  liabilities
(including  the  obligation  to pay a  judgment,  settlement,  penalty,  fine or expense), incurred in a proceeding (including any civil, criminal or investigative proceeding) to which the person was a party by reason of such status. Such indemnity may be provided if the person's actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in the Company's best interest with respect to actions taken in the person's official capacity; (iii) were reasonably believed not to be opposed to the Company's best interest with respect to other actions; and (iv) with respect to any criminal action, the director had no reasonable grounds to believe the actions were unlawful. Unless the person is successful upon the merits in such an action, indemnification may generally be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the shareholders that the applicable standard of conduct was met by the director to be indemnified.

      A director, employee, agent, or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition, a corporation may indemnify or advance expenses to an officer, employee or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereby are as follows. Selling shareholders will be required to pay transfer tax and fees, if any, upon sale of their shares.

                  SEC Registration Fee............................ $     566
                  NASD Filing Fee................................. $      0
                  Accounting Fees and Expenses.................... $  *3,000
                  Legal Fees and Expenses......................... $  *25,000
                  Blue Sky Fees and Expenses...................... $       0
                  Broker Commission............................... $       0
                  Printing, Freight and Engraving................. $       0
                  Miscellaneous................................... $  *5,000
                           Total.................................. $

         ---------------
         *Estimates only.

         ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         The following is information as to all securities of the Company sold by the Company within the past three years that were not registered under the Securities Act of 1933 (the "Act").

         On August 21, 2001 the Company also issued options to acquire an aggregate of 1,200,000 shares of the Company's common stock to its officers, directors and consultants, exercisable for five years at a price of US $0.27 per share. These options were granted under the Company's Stock Option Plan. To the extent the grant of these options might be considered the sale of a security, these options were issued under Section 4(2) of the Securities Act of 1933.

         On August 21, 2001, the Company granted stock options to the following persons or entities in the following amounts in reliance on the exemption from registration contained in Section 4(2) of the Act, all options being exercisable at $0.27 per share and expiring August 21, 2006:

                                             Number of Shares of Common Stock
         Name                                     Underlying the Option
         -------------------                 --------------------------------
         858642 Alberta Ltd.                         250,000
         Robert Edwards                              250,000
         James Billingsley                            50,000
         Thornton Donaldson                          175,000
         William Timmins                              25,000
         Pat Lawless                                 100,000
         Lorne Inglis                                100,000
         Terry Schorn                                125,000
         Todd Montgomery                             125,000

          Upon signing the Option Agreement on September 10, 2001 the Company issued a warrant to October Sun to purchase 1,000,000 shares of the Company's common stock at $0.01 per share exercisable until July 25, 2003. This warrant was issued pursuant to the exemption under Section 4(2) of the Securities Act of 1933.

          On September 10, 2001, the Company issued 187,500 shares of Common Stock to Bikestar Rentals, Inc. in a private placement for a purchase price of $0.10 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On September 10, 2001, the Company issued 187,500 shares of Common Stock to Outback Capital, Inc. in a private placement for a purchase price of $0.10 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         In connection with a private placement of shares of common stock of the Company at US $0.10 per share to accredited investors only, the Company has accepted subscriptions in the amount of US $150,000 and issued 375,000 shares of the Company's common stock. These shares were issued in quarter ended January 31, 2002 pursuant to an exemption under Regulation D and Section 4(2) of the Securities Act of 1933 to Outback Capital, Inc., the purchaser. No commissions or finders fees were paid in connection with the transaction.

          On March 12, 2002, the Company issued to Gary C. Rosholt and Mary P. Rosholt, jointly, 100,000 shares of Common Stock in a private placement for a purchase price of $0.30 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

          On April 1, 2002, the Company cancelled an option to purchase 125,000 shares of Common stock held by Todd Montgomery and cancelled an option to purchase 25,000 shares of Common Stock held by Terry Schorn. The Company then issued an option to purchase 150,000 shares of Common Stock to Bruce Lazier at $0.50 per share until March 31, 2003 in connection with a consulting agreement by and between Mr. Lazier and the Company dated April 1, 2002. The option was issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

          On April 20, 2002, the Company issued to Ming Capital Enterprises, Inc. 500,000 shares of Common Stock in a private placement for a purchase price of $0.30 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

          On April 30, 2002, the Company issued to Dianna C. Bull 12,000 shares of Common Stock in a private placement for a purchase price of $0.30 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On April 30, 2002, the Company entered into and consummated the transactions contemplated by an Agreement and Plan of Reorganization (the "Merger Agreement"), whereby Anhydride Petroleum (USA), Inc., a Colorado corporation, and wholly owned subsidiary of October Sun, a Nevada corporation ("October Sun"), was merged with and into a wholly owned subsidiary of the Company. Upon consummation of the Merger Agreement, Anhydride Petroleum (USA), Inc., the surviving corporation of the merger, became a wholly owned subsidiary of the Company in exchange for the issuance, in reliance on Section 4(2) of the Securities Act of 1933, to October Sun of (a) 3,950,000 shares of Common Stock of the Company; (b) a warrant to purchase 500,000 shares of Common Stock of the Company at an exercise price of $0.01 per share, expiring April 30, 2003; and
(c) a demand promissory note in the principal amount of $100,000.00.

         Also on April 30, 2002, in addition to the shares, warrants, and demand promissory note issued to October Sun, as a condition of closing the Merger Agreement described above, the Company (a) issued to Hodgkinson Equities Corporation a warrant to purchase 500,000 shares of Common Stock of the Company at an exercise price of $0.01 per share, expiring July 25, 2003; (b) issued to Robert Edwards a warrant to purchase 500,000 shares of Common Stock of the Company at an exercise price of $0.01 per share, expiring July 25, 2003; (c) issued to 858642 Alberta Ltd., under the Company's 2000 Stock Option Plan, an option to purchase 250,000 shares of the Common Stock of the Company, at an exercise price of $0.27 per share, expiring August 21, 2006; (d) issued to Robert Edwards, under the Company's 2000 Stock Option Plan, an option to purchase 250,000 shares of the Common Stock of the Company, at an exercise price of $0.27 per share, expiring August 21, 2006; and (e) committed to pay up to $60,000 in costs in connection with the completion or abandonment of certain petroleum wells. All of the shares and warrants issued in connection with the Merger Agreement were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         Effective May 6, 2002 the Company committed to issue options to acquire 400,000 shares of common stock to Doug Cannaday for a period of three years at an exercise price equal to the market price on May 6, 2002 less the maximum allowable discount. The options will be issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         Effective May 15, 2002 the Company issued options to acquire 200,000 shares of common stock to Michel David, Director, for a period of two years at an exercise price of $0.35 per share. The options vested at the rate of 33% per month commencing May 15th, 2002 and are voided in the event of termination for cause unless previously exercised. The options will be issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         In connection with a private placement of shares of common stock of the Company at $0.30 per share to accredited investors only, the Company has accepted subscriptions in the amount of US $12,000 and issued 40,000 shares of the Company's common stock on June 6, 2002. These shares were issued pursuant to an exemption under Regulation D and Section 4(2) of the Securities Act of 1933 to Coleman Morton, the purchaser. No commissions or finders fees were paid in connection with the transaction.

          Pursuant to the terms of that certain Exploration Agreement by and between the Company, through it subsidiary Anhydride Petroleum Canada, Inc., and Anhydride Petroleum Limited Partnership, dated July 10, 2002, the Company issued to Anhydride Petroleum Limited Partnership a warrant to purchase up to 750,000 shares of Common Stock of the Company at an exercise price of $0.50 per share, expiring July 11, 2003. The warrant was issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On September 24, 2002 the Company issued a convertible note to October Sun, a Nevada corporation in the principal amount of $400,000 and on the same date the Company issued a convertible note to United Corporate Advisors in the principal amount of $190,674. Each note bears interest at 6% per annum and may be converted into "Units" (defined below) at a price per share of the lower of:
1) $0.25 per Unit or 2) the market price of one share of the Company's common stock on the date of conversion. Units consist of one share of the Company's common stock and a warrant to purchase one share of the Company's common stock at a price per share equal to 133% of the conversion price of the Unit, for a period of one year following the date of such conversion. Any shares of common stock issued in connection with the conversion shall have registration rights. The notes were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933 (the "Act").

         On September 24, 2002, the Company granted options under its 2002 Stock Option Plan to certain of its Directors, officers, employees and consultants in consideration for services rendered. All options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and were granted as follows:

              a. The Company issued to Doug Cannaday, CEO and Director of the Company, options to purchase 400,000 shares of common stock at a price per share of $0.25 until May 6, 2005.

              b. The Company issued to Michel David, Executive Vice President and Director of the Company, options to purchase 200,000 shares of common stock at a price per share of $0.25 until May 15, 2004.

              c. The Company issued to Terance Schorn, a consultant to the Company, options to purchase 25,000 shares of common stock at a price per share of $0.25 until May 15, 2004.

              d. The Company issued to George Orr, an employee of the Company, options to purchase 550,000 shares of common stock at a price per share of $0.25 until May 30, 2005.

              e. The Company issued to Todd Montgomery, a consultant to the Company, options to purchase 100,000 shares of common stock at a price per share of $0.25 until May 15, 2004.


              f. The Company issued to Thornton Donaldson, a Director of the Company, options to purchase 200,000 shares of common stock at a price per share of $0.25 until May 15, 2005.


              g. The Company issued to Joe Ovsenek, a consultant to the Company, options to purchase 30,000 shares of common stock at a price per share of $0.25 until May 15, 2004

              h. The Company issued to David Rose, a consultant to the Company, options to purchase 10,000 shares of common stock at a price per share of $0.25 until May 15, 2004.

              i. The Company issued to Tony Baldassare, a consultant to the Company, options to purchase 200,000 shares of common stock at a price per share of $0.25 until May 15, 2004.

              j. The Company issued to Frank Wright, a consultant to the Company, options to purchase 200,000 shares of common stock at a price per share of $0.25 until May 15, 2004.

         On September 24, 2002, the Company issued options, under its 2000 stock option plan, to purchase 250,000 shares of Common stock to each of Robert Hodgkinson and Robert Edwards at $0.27 per share until August 21, 2006 and options, not under a stock option plan, to purchase 150,000 shares of Common stock to Bruce Lazier at $0.27 per share until March 31, 2003. These options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act. The options issued to Mr. Lazier expired unexercised March 31, 2003.

         On November 14, 2002, the Company issued 400,000 shares of Common Stock to George Orr in a private placement for a purchase price of $0.10 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On December 30, 2002 the Company issued 500,000 shares of Common Stock to Terence F. Schorn, 32,680 shares of Common Stock to Future Ventures Capital Ltd. and 32,680 shares of Common Stock to BSM Enterprises Ltd. in private placements for a purchase price of $0.10 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On February 3, 2003, the Company issued 159,640 shares of Common Stock to Tim Brock in a private placement for a purchase price of $0.10 per share. The shares were issued in reliance on the exemption from registration contained in
Section 4(2) of the Act.

         On March 21, 2003 the Company issued options, under its 2002 stock option plan, to purchase 585,000 shares of Common stock to Tim Brock at $0.20 per share until March 20, 2004. This option was issued in reliance on the exemption from registration contained in Section 4(2) of the Act. These options were exercised and the shares issued on March 21, 2003, in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On April 2, 2003 the Company agreed to change the price of an option, issued under its 2002 stock option plan, to George Orr whereby the amended terms of the option called for Mr. Orr to have the right to acquire up to 550,000 shares of Common stock at $0.11 per share until May 30, 2005. This option was exercised on April 8, 2003 and the shares issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On April 28, 2003 the Company issued options, under its 2002 stock option plan, to purchase 410,000 shares of Common stock to Tim Brock at $0.12 per share until April 25, 2004. This option was issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On May 2, 2003 Mr. Brock exercised options, under the 2002 stock option plan, to purchase 410,000 shares of Common stock at $0.12 per share. These shares were issued in reliance on the exemption from registration contained in
Section 4(2) of the Act.

         On May 28, 2003 the Company cancelled options, under its 2002 stock option plan, to purchase 400,000 shares of Common stock held by Doug Cannaday. On the same day the Company issued options, under its 2002 stock option plan, to purchase 400,000 shares of Common stock to George Orr at $0.11 per share until June 28, 2004. This option was issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On May 29, 2003 Mr. Orr exercised options, under the 2002 stock option plan, to purchase 400,000 shares of Common stock at $0.11 per share. These shares were issued in reliance on the exemption from registration contained in
Section 4(2) of the Act.

         On June 20, 2003 the Company adopted an incentive and non-statutory stock option plan, whereby 2,500,000 shares of common stock may be optioned. The stock option plan has not been adopted or ratified by the shareholders of the Company. Incentive options may be granted at any price for a period of ten years following the effective date of the plan and once granted, with certain exceptions. The plan is valid for a period of ten years.

         On June 20, 2003 the Company issued options, under its 2003 stock option plan, to purchase 300,000 shares of Common stock to Doug Cannaday, 180,000 shares of Common stock to Peter Laipnieks, 180,000 shares of Common stock to John Kuhne and 90,000 shares of Common stock to Frank Quinby. These options were issued at a deemed price of $0.10 per share, in reliance on the exemption from registration contained in Section 4(2) of the Act, for consulting services rendered to the Company and the shares were issued on July 25, 2003.

         On June 25, 2003 the Company issued options, under its 2003 stock option plan, to purchase 400,000 shares of Common stock to Terence Schorn at $0.10 per share until June 25, 2004. Mr. Schorn exercised this option on June 27, 2003. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On July 11, 2003 the 1,500,000 warrants to purchase that same number of shares of Common stock, of which 483,000 warrants had vested, issued to the Limited Partnership expired unexercised.

         On July 31, 2003 the Company issued options, under its 2003 stock option plan, to purchase 500,000 shares of Common stock to Tim Brock at $0.06 per share until July 31, 2004. Mr. Brock exercised this option on August 6, 2003. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         During the fiscal quarter ended July 31, 2003, in an attempt to settle outstanding liabilities of API Canada, the Company made an offer to creditors to settle outstanding debts for shares of the Company at $0.104 ($0.15 Cdn.) per share. The Company has received acceptances from creditors totalling $288,743 ($416,484 Cdn.) which represents 2,776,560 common shares. To date, the shares have yet to be issued. These shares when issued will be issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On August 12, 2003 the Company issued bonus shares, under its 2003 stock option plan, for consulting services at a deemed price of $0.10 per share as to 100,000 shares of Common Stock to each of Randal Pow, Steve McGuire and Mike Parker. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On August 15, 2003 the Company issued options, under its 2003 stock option plan, to purchase 150,000 shares of Common stock to Terence Schorn at $0.09 per share until August 15, 2004. Mr. Schorn exercised this option on August 15, 2003. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On August 15, 2003 the Company issued options, under its 2003 stock option plan, to purchase 150,000 shares of Common stock to Tim Brock at $0.09 per share until August 15, 2004. Mr. Brock exercised this option on August 15, 2003. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On August 18, 2003 the Company issued options, under its 2003 stock option plan, to purchase 250,000 shares of Common stock as to 100,000 shares of Common stock to Tim Brock, 100,000 shares of Common stock to Terence Schorn and 50,000 Common shares to George Orr all at $0.10 per share until August 18, 2004. Mr. Brock, Shorn and Orr exercised these options on September 22, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On September 19, 2003 the Company issued options, under its 2003 Incentive Stock Option Plan, to purchase 300,000 shares of Common stock to Doug Cannaday and 350,000 shares of Common stock to Michael Marandino. These options were issued at a deemed price of $0.10 per share, in reliance on the exemption from registration contained in Section 4(2) of the Act, for consulting services rendered to the Company and the shares were issued to Doug Cannaday on September 25, 2003 and Michael Marandino on October 3, 2003.

         On September 19, 2003 the Company issued options, under its 2003b stock option plan to purchase 170,000 Common shares to George Orr all at $0.23 per share until September 19, 2004. Mr. Orr exercised these options on October 3, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On October 3, 2003 the Company issued options, under its 2003b stock option plan at $0.17 per share as to 150,000 Common shares to George Orr, 340,000 Common Shares to Terence Schorn and 30,000 Common shares to Irene Orr all until September 19, 2004. All of these options were exercised on October 9, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On October 9, 2003 the Company issued bonus shares, under its 2003(b) stock option plan, for consulting services at a deemed price of $0.17 per share as to 100,000 shares of Common Stock to each of George Orr, Tim Brock, William Timmins, 130,000 shares of Common Stock to Thornton Donaldson, 50,000 shares of Common Stock to Robert Faris and 30,000 shares of Common Stock to Monita Faris. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On October 15, 2003 the Company issued options, under its 2003c Stock Option Plan, at $0.17 per share until October 15, 2004 as to 200,000 Common shares to each of George Orr, Tim Brock and, William Timmins. The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On October 15, 2003 the Company issued options, under its 2003c stock option plan, at $0.10 per share until October 15, 2004 as to 200,000 Common shares to Michael Marandino. The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On October 21, 2003 the Company issued options, under its 2003b stock option plan, at $0.20 per share until October 21, 2004 as to 100,000 Common shares to Terrence Schorn. Mr. Schorn exercised these options on October 23, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

          On November 12, 2003 the Company issued options, under its 2003b stock option plan, at $0.21 per share until November 12, 2004 as to 100,000 Common shares to George Orr. Mr. Orr exercised these options on November 13, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On November 20, 2003 the Company issued options, under its 2003b stock option plan, at $0.45 per share until November 20, 2004 as to 100,000 Common shares each to George Orr and Tim Brock. Mr. Orr exercised these options on November 25, 2003 and Mr. Brock exercised this option on November 26. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On November 26, 2003 the Company issued 200,000 common shares to Doug Cannaday in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On December 17, 2003 the Company issued bonus shares, under its 2003b Plan, for consulting services at a deemed price of $0.40 per share as to 100 shares of Common Stock to Colin Taylor. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On January 6, 2004 the Company issued 6% secured convertible debentures and warrants to Platinum Partners as to $150,000 in convertible debentures and 333,334 warrants, Viscount Investments Ltd. as to $100,000 in convertible debentures and 222,222 warrants, Johnathan Mayer as to $25,000 in convertible debentures and 55,555 warrants and JM Investors as to $175,000 in convertible debentures and 388,889 warrants. The principal amount and accrued interest of the Debentures may be converted at any time by the holder into shares of our common stock. The conversion price is the lesser of: (i) 70% of the average closing bid price for the five trading days prior to the conversion date; or
(ii) $.45 per share; provided, however, that the conversion price cannot be lower than $0.15 per share until after the maturity date of the Debentures or an event of default has occurred. The each warrant may be exercised to purchase on common share of the Company at $0.35 per share until January 6, 2005. The shares and warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder. Viscount Investments Limited received a finders fee on the transaction of $45,000 plus 200,000 warrants.

         On February 3, 2004 the Company issued 79,659 common shares of the Company to William Ghazar in settlement of $8,901 ($11,949 Cnd.) of Anhydride Canada's debt. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On February 5, 2004 the Company issued bonus shares, under its 2003b Plan, for consulting services at a deemed price of $0.33 per share as to 20,000 shares of Common Stock to Dorothy Dennis. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On February 24, 2004 the Company issued 151,599 common shares of the Company to Reginald's Tank Service Ltd. and 56,380 common shares of the Company to JHT Oilfield Hauling Ltd. in settlement of $23,448 ($31,197 Cnd.) of Anhydride Canada's debt. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On March 19, 2004 the Company issued 160,000 common shares to SmallCap Corporate Partners Inc. in settlement of outstanding consulting fees of $24,000. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         On March 31, 2004 the Company issued 6% secured convertible debentures and warrants to Zenny Trading, Ltd. as to $150,000 in convertible debentures and 333,333 warrants, Viscount Investments Ltd. as to $100,000 in convertible debentures and 222,223 warrants, Alpha Capital, AG as to $150,000 in convertible debentures and 333,333 warrants, and Bais Yaakov Moshe as to $150,000 in convertible debentures and 333,333 warrants. The principal amount and accrued interest of the Debentures may be converted at any time by the holder into shares of our common stock. The conversion price is the lesser of: (i) 70% of the average closing bid price for the five trading days prior to the conversion date; or (ii) $.45 per share; provided, however, that the conversion price cannot be lower than $0.15 per share until after the maturity date of the Debentures or an event of default has occurred. Each warrant may be exercised to purchase on common share of the Company at $0.35 per share until January 6, 2005. The shares and warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder. Viscount Investments Limited received a finders fee on the transaction of $55,000 plus 244,444 warrants.

          During the fiscal quarter ended July 31, 2003, in an attempt to settle outstanding liabilities of API Canada, the Company made an offer to creditors to settle outstanding debts for shares of the Company at $0.10 per share for each $0.15 Cdn. of debt. The Company has received acceptances from creditors totalling $313,028 ($416,484 Cdn.), which represents 2,776,560 common shares of which the Company has issued 287,638 common shares pursuant to these agreements. To date, the balance of these shares have yet to be issued. The balance of these shares when issued will be issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

         Pursuant to agreements with its joint venture partners the Company is committed to issue warrants to purchase up to 60,000 shares of Common stock at an exercise price of $0.25 per share. The Company has not yet issued warrants to James Billingsley as to 10,000 warrants which expire on February 27, 2004 (expired subsequently), Robert Burnett as to 10,000 warrants which expire on February 28, 2004 (expired subsequently) and to Peter Brown as to 40,000 warrants which expire on March 3, 2004 (expired subsequently). These warrants will be issued in reliance on the exemption from registration contained in
Section 4(2) of the Act.

ITEM 27. EXHIBITS

The  following  is a list of all  exhibits  filed  as part of this  Registration
Statement:

3.1            Articles of Incorporation.(1)

3.2            Bylaws.(1)


4.1            Form of 6% Secured Convertible Debenture.(8)


5.1 Opinion as to the Validity of the Shares. To be filed by amendment.


10.1           2000 Stock Option Plan.(1)

10.2           2002 Stock Option Plan.(2)

10.3           2003 Stock Option Plan.(3)

10.4           Agreement and Plan of Reorganization with October Sun.(4)

10.5 License Agreement between West Peak Ventures of Canada Ltd. and Earth Energy Resources Inc., dated August 1, 2003.(5)

10.6           2003 Incentive Stock Option Plan.(6)

10.7           2003c Stock Plan.(7)


21.1           Subsidiaries of the Registrant.(8)


23.1           Independent Auditors Consent. Filed herewith.


(1)   Incorporated by reference from Form 10-SB, filed October 14, 1999.

(2)   Incorporated by reference from Form S-8, dated March 24, 2003.

(3)   Incorporated by reference from Form S-8, dated June 27, 2003.

(4)   Incorporated by reference from Form 8-K, dated May 10, 2002.

(5) Incorporated by reference from Form 10-QSB for quarter ended July 31, 2003, filed September 18, 2003.

(6)   Incorporated by reference from Form S-8, filed September 25, 2003.

(7) Incorporated by reference from Form 10-QSB for quarter ended October 31, 2003, filed December 22, 2003.


(8)   Incorporated by reference to Form SB-2/A No. 1, filed April 6, 2004.


SCHEDULES

      Schedules  are  omitted  as  the   information  is  not  required  or  not
applicable, or the required information is shown in the financial statements or notes thereto.

ITEM 28.  UNDERTAKINGS

      The undersigned small business issuer will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

            (ii)  Reflect  in  the   prospectus   any  facts  or  events  which,
      individually   or  together,   represent  a  fundamental   change  in  the
      information in the registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned small business issuer will:

      (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

      (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Form SB-2/Amendment No. 2 and authorized this registration statement to be signed on its behalf by the undersigned, in Vancouver, British Columbia on June 7, 2004.

                                        URANIUM POWER CORPORATION

                                        /s/ Thornton J. Donaldson
                                        ----------------------------------------
                                        Thornton J. Donaldson, President

         The undersigned officers and/or directors of Uranium Power Corporation, by virtue of their signatures appearing below, hereby constitute and appoint Thornton J. Donaldson or William G. Timmins, or either of them, with full power of substitution, as attorney-in-fact in their names, places and steads to execute any and all amendments to this Form SB-2/Amendment No. 2 in capacities set forth opposite their names on the signature page thereof and hereby ratify all that said attorneys-in-fact or either of them may do by virtue thereof.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                       Title                                          Date
---------                       -----                                          ----

/s/ Thornton J. Donaldson       President,  Chief  Financial  Officer  and     June 7, 2004
-------------------------       Director
Thornton J. Donaldson

/s/ William G. Timmins          Secretary and Director                         June 7, 2004
-------------------------
William G. Timmins

                                  EXHIBIT INDEX


EXHIBIT NO.        DESCRIPTION AND METHOD OF FILING
-----------        --------------------------------

The  following  is a list of all  exhibits  filed  as part of this  Registration
Statement:

3.1            Articles of Incorporation.(1)

3.2            Bylaws.(1)


4.1            Form of 6% Secured Convertible Debenture.(8)

5.1 Opinion as to the Validity of the Shares. To be filed by amendment.


10.1           2000 Stock Option Plan.(1)

10.2           2002 Stock Option Plan.(2)

10.3           2003 Stock Option Plan.(3)

10.4           Agreement and Plan of Reorganization with October Sun.(4)

10.5 License Agreement between West Peak Ventures of Canada Ltd. and Earth Energy Resources Inc., dated August 1, 2003.(5)

10.6           2003 Incentive Stock Option Plan.(6)

10.7           2003c Stock Plan.(7)


21.1           Subsidiaries of the Registrant.(8)


23.1           Independent Auditors Consent. Filed herewith.


(1)   Incorporated by reference from Form 10-SB, filed October 14, 1999.

(2)   Incorporated by reference from Form S-8, dated March 24, 2003.

(3)   Incorporated by reference from Form S-8, dated June 27, 2003.

(4)   Incorporated by reference from Form 8-K, dated May 10, 2002.

(5) Incorporated by reference from Form 10-QSB for quarter ended July 31, 2003, filed September 18, 2003.

(6)   Incorporated by reference from Form S-8, filed September 25, 2003.

(7) Incorporated by reference from Form 10-QSB for quarter ended October 31, 2003, filed December 22, 2003.


(8)   Incorporated by reference to Form SB-2/A No. 1, filed April 6, 2004.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                          FOR URANIUM POWER CORPORATION

                             APRIL 30, 2003 AND 2002
                   AND THE NINE MONTHS ENDED JANUARY 31, 2004

                            -------------------------


                                                                                                  PAGE NO.
                                                                                                  --------
Report of Independent Auditors                                                                       F-1

Consolidated Financial Statements:

    Consolidated Balance Sheet                                                                       F-3

    Consolidated Statements of Operations                                                            F-4

    Consolidated Statements of Stockholders' Equity (Deficit)                                        F-5

    Consolidated Statements of Cash Flows                                                        F-6 TO F-7

    Notes to Consolidated Financial Statements                                                   F-8 to F-16

Unaudited Consolidated Financial Statements for the Period Ended January 31, 2004

Consolidated Financial Statements

    Consolidated Balance Sheets                                                                      i-2

    Consolidated Statements of Operations                                                            i-3

    Consolidated Statements of Cash Flows                                                            i-4

    Notes to Consolidated Financial Statements                                                   i-5 to i-8

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
                   CONSOLIDATED BALANCE SHEETS (U.S. DOLLARS)

                                                                  JANUARY 31,     APRIL 30,
                                                                      2004          2003
                                ASSETS (note 12)                  (UNAUDITED)     (AUDITED)
                                                                  -----------    -----------
CURRENT
     Cash                                                         $   241,759    $        --
     Cash - Restricted (note 12)                                       75,000
     Accounts Receivable                                                6,081          6,550
                                                                  -----------    -----------
                                                                      322,840          6,550
PROPERTIES (note 4)                                                    26,193              1
EARTH ENERGY LICENSE AGREEMENT  (note 10)                             106,508             --
INVESTMENT IN URANIUM HOLDINGS CORPORATION (note 4c)                      815            815
                                                                  -----------    -----------
                                                                  $   456,356    $     7,366
                                                                  ===========    ===========

                                   LIABILITIES
CURRENT
    Cheques issued in excess of funds on deposit                  $        --    $       836
     Accounts Payable (notes 5 and 9)                               1,149,783      1,085,453
     Convertible Debenture  (note 12)                                 451,875             --
    Due to Related Parties (note 8)                                   635,636        766,391
                                                                  -----------    -----------
                                                                    2,237,294      1,852,680
                                                                  -----------    -----------

COMMITMENT AND CONTINGENCIES (notes 2, 4, 5, 7, 10,11 and 12)

                            STOCKHOLDERS' DEFICIENCY
CAPITAL STOCK
Authorized
     40,000,000 Common stock with a par value of $0.001 each
     10,000,000 Preferred stock with a par value of $0.001 each
Issued
     20,024,600 Common stock (note 5)                                  20,025
     14,284,500 Common stock                                                          14,285
TREASURY STOCK                                                            (23)           (23)
ADDITIONAL PAID-IN CAPITAL                                          2,569,052      1,525,812
DEFICIT ACCUMULATED DURING EXPLORATION STAGE                       (4,232,646)    (3,309,838)
OTHER COMPREHENSIVE LOSS                                             (137,346)       (75,550)
                                                                  -----------    -----------
                                                                   (1,780,938)    (1,845,314)
                                                                  -----------    -----------
                                                                  $   456,356    $     7,366
                                                                  ===========    ===========

See Notes to Consolidated Financial Statements

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
              CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. DOLLARS)
                      (UNAUDITED - PREPARED BY MANAGEMENT)

                                               THREE MONTHS ENDED               NINE MONTHS ENDED           THROUGH
                                                   JANUARY 31,                     JANUARY 31,            JANUARY 31,
                                             2004            2003            2004             2003           2004
                                         ----------------------------------------------------------------------------
EXPENDITURES
     Management Fee (note 8)             $     18,000    $     18,000    $    108,857    $     54,000    $    324,602
     Advertising and Promotion                 72,411          67,059         125,412         172,320         449,353
     Consulting (note 8)                      113,536          45,000         337,846          84,776         596,570
     Travel                                     8,609           8,710          21,248          24,647         106,667
     Professional Fees                         42,661          26,234          92,642         128,609         340,799
     Transfer Agent Fees                        1,798           1,371          10,414           7,201          34,587
     Rent                                       4,643           1,442          10,455           4,330          36,717
     Office                                     3,847           1,522          12,230           8,916          37,472
Non-cash financing expense                    192,600         192,600         226,225
     Interest and Bank Charges                  2,163             195           2,706             490           7,931
     Equity loss from investment                   --              --              --              --          19,713
     Incorporation cost written off                --              --              --              --             700
     Exploration costs                          2,261         357,736           8,398         392,060       1,228,576
     Write-off of Exploration Property             --              --              --              --         856,359
                                         ------------    ------------    ------------    ------------    ------------

NET LOSS FOR PERIOD                      $    462,529    $    527,269    $    922,808    $    877,349    $  4,266,271
                                         ============    ============    ============    ============    ============

Net Loss Per Share                             $(0.02)         $(0.04)         $(0.05)         $(0.07)
                                               ======          ======          ======          ======

Weighted Average Number of shares
Outstanding                                18,600,819      12,560,277      17,637,886      12,197,730
                                         ============    ============    ============    ============


See Notes to Consolidated Financial Statements

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (U.S. DOLLARS)
           FOR THE NINE MONTHS ENDED JANUARY 31, 2004 (UNAUDITED) AND
                           YEAR ENDED APRIL 30, 2003

                                                                                        Additional                     Other
                                           Common Stock           Treasury Stock         Paid-in    Subscriptions  Comprehensive
                                       Shares     par Value    Shares     Par Value      Capital      Received     income (loss)
                                    -----------   ---------   --------    ---------    -----------   -----------   -------------
BALANCE. APRIL 30, 2002              11,984,500      11,985    (23,000)         (23)       114,988      112,500          3,790

Common stock issued for cash          2,300,000       2,300         --           --        299,700           --             --
Subscriptions received                       --          --         --           --             --     (112,500)            --
Stock option compensation expense            --          --         --           --         76,124           --             --
Currency translation adjustment              --          --         --           --             --           --        (79,340)
Net Loss                                     --          --         --           --             --           --             --
                                    -----------   ---------   --------    ---------    -----------   ----------    -----------

BALANCE, APRIL 30, 2003              14,284,500      14,285    (23,000)         (23)     1,525,812           --        (75,550)

Common Shares issued for cash
  and settlement of debt              5,740,100       5,740         --           --        761,300           --             --
Stock option compensation expense            --          --         --           --         89,340           --             --
Benificial conversion feature of
convertible debenture (note 12)              --          --         --           --        192,600           --             --
Currency translation adjustment              --          --         --           --             --           --        (61,796)
Net loss                                     --          --         --           --             --           --             --
                                    -----------   ---------   --------    ---------    -----------   ----------    -----------

BALANCE JANUARY 31, 2004             20,024,600   $  20,025    (23,000)   $     (23)   $ 2,569,052   $       --    $  (137,346)
                                    ===========   =========   ========    =========    ===========   ==========    ===========

                                      Deficit
                                    Accumulated       Total
                                    During the     Stockholders'
                                    Exploration       Equity
                                       Stage       (Deficiency)
                                    -----------    -----------
BALANCE. APRIL 30, 2002               1,020,714        257,526

Common stock issued for cash                 --        302,000
Subscriptions received                       --       (112,500)
Stock option compensation expense            --         76,124
Currency translation adjustment              --        (79,340)
Net Loss                             (2,289,124)    (2,289,124)
                                    -----------    -----------

BALANCE, APRIL 30, 2003              (3,309,838)    (1,845,314)

Common Shares issued for cash
  and settlement of debt                     --        767,040
Stock option compensation expense            --         89,340
Benificial conversion feature of
convertible debenture (note 12)              --        192,600
Currency translation adjustment              --        (61,796)
Net loss                               (922,808)      (922,808)
                                    -----------    -----------

BALANCE JANUARY 31, 2004            $(4,232,646)   $(1,780,938)
                                    ===========    ===========

See Notes to Consolidated Financial Statements

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
              CONSOLIDATED STATEMENTS OF CASH FLOWS (U.S. DOLLARS)
                      (UNAUDITED - PREPARED BY MANAGEMENT)


  Financial services acquired for shares                   --             --         60,000
Non cash financing expense                            192,600             --        192,600
  Write-down of exploration property                       --             --        856,359
Changes in Non-cash Working Capital
   Accounts Recievable                                    469        (96,925)        (6,081)
   Accounts Payable                                     4,409        653,799      1,049,589
                                                     (457,650)      (280,699)    (1,501,731)
                                                  -----------    -----------    -----------

INVESTING ACTIVITY
   Earth Energy Licence                              (106,508)            --       (106,508)
   Property acquisitions                              (26,192)       (75,048)      (610,051)
                                                  -----------    -----------    -----------
                                                     (132,700)       (75,048)      (716,559)
                                                  -----------    -----------    -----------

FINANCING ACTIVITIES
   Issuance of shares for cash                        588,700        108,536      1,501,621
Convertible debentures                                450,000        450,000
   Common stock returned to treasury                       --             --        (15,212)
   Share issue costs                                       --             --        (40,586)
   Advances for Uranium Holdings Corporation               --        (12,872)            --
   Advances from related parties                     (130,755)       337,860        635,636
   Subscriptions received                                  --        (96,538)            --
   Cheques issued in excess of funds on deposit          (836)            --             --
                                                  -----------    -----------    -----------
                                                      907,109        336,986      2,531,459
                                                  -----------    -----------    -----------

FOREIGN CURRENCY TRANSLATION                               --             --          3,590
                                                  -----------    -----------    -----------
INFLOW (OUTFLOW) OF CASH                              316,759        (18,761)       316,759
CASH, BEGINNING OF PERIOD                                  --         37,154             --
                                                  -----------    -----------    -----------
CASH, END OF PERIOD                               $   316,759    $    18,393    $   316,759
                                                  ===========    ===========    ===========
NON-CASH FINANCING ACTIVITITES
   Common stock deemed to be issued
     for resource properties                      $        --    $        --    $   432,665
                                                  ===========    ===========    ===========
  Warrants granted on purchase of
    resource properties                           $        --    $        --    $    50,000
                                                  ===========    ===========    ===========
  Common stock issued for services                $   178,340    $        --    $   263,340
                                                  ===========    ===========    ===========


See Notes to Consolidated Financial Statements

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                   FOR THE NINE MONTHS ENDED JANUARY 31, 2004
                      (UNAUDITED - PREPARED BY MANAGEMENT)


1.       BASIS OF PRESENTATION

         These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information. These financial statements are condensed and do not include all disclosures required for annual financial statements. The organization and business of the Company, accounting policies followed by the Company and other information are contained in the notes to the Company's audited financial statements filed as part of the Company's April 30, 2003 Form 10KSB.

         In the opinion of the Company's management, these consolidated financial statements reflect all adjustments necessary to present fairly the Company's financial position at January 31, 2004 and April 30, 2003 and the results of operations and the statement of cash flows for the nine months ended January 31, 2004. The results of operations for the three and nine months ended January 31, 2004 are not necessarily indicative of the results to be expected for the entire fiscal year.

         These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Anhydride Petroleum (USA) Inc. ("Anhydride USA") and Anhydride USA's wholly owned subsidiary Anhydride Petroleum (Canada) Inc. ("Anhydride Canada") acquired April 30, 2002.

2.       GOING CONCERN

         These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going-concern basis. This presumes funds will be available to finance on-going development, operations and capital expenditures and the realization of assets and the payment of liabilities in the normal course of operations for the foreseeable future. Management intends to raise additional capital through share issuances to finance operations and invest in other business opportunities.

         The Company has a working capital deficit of $1,914,454, minimal other capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies and has accumulated stockholder's deficiency of $1,780,938. In prior years the investment in resource properties comprised significantly all of the Company's assets. These investments were written off in the 2003 fiscal year as the Company has no plans for further development of these properties.

         Included in accounts payable is $740,715 payable by Anhydride Canada. Certain of the creditors of Anhydride Canada have threatened receivership proceedings against Anhydride Canada unless they are paid in full. Anhydride Canada does not have the resources to meet

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                   FOR THE NINE MONTHS ENDED JANUARY 31, 2004

2. GOING CONCERN (continued)

         these demands and the Company has determined that it will not commit resources to Anhydride Canada or defend such action should the creditors take it. To date no formal action has been taken by the Anhydride Canada creditors.

         The outcome of the above matters cannot be predicted. These financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities, which might be necessary should the Company be unable to continue as a going concern.

3.       LOSS PER SHARE

         Net loss per share computations is based on the weighted average number of shares outstanding during the period.

4.       PROPERTIES

                            Firebag    Athabasca Oil   Henday Lake  Pasquia Hills
                            Prospect     Prospect       Property    Joint Venture    Total
                          (note 4(e))   (note 4(d))    (note 4(a))   (note 4(f))
                           ---------   ------------    -----------  ------------   ---------
Balance April 30, 2002     $  26,769    $ 720,401      $       1     $      --     $ 747,171
Acquisition of property       18,176       56,872             --            --        75,048
Write-off exploration
  Property                   (44,945)    (777,273)            --            --      (822,218)
                           ---------    ---------      ---------     ---------     ---------
Balance April 30, 2003            --           --              1            --             1
Acquisition of property           --           --             --        26,192        26,192
                           ---------    ---------      ---------     ---------     ---------
Balance January 31, 2004   $      --    $      --      $       1     $  26,192     $  26,193
                           =========    =========      =========     =========     =========

         (a)      Hocking Lake Property and Henday Lake Property

                  By agreement dated April 13, 1998, the Company acquired all the assets of Athabasca Uranium Syndicate (a British Columbia, Canada syndicate), which consisted of cash and the Hocking Lake Property, and Henday Lake Property. These properties were acquired in 1997 by the syndicate for $59,459 (CDN - $82,270) and are reflected in the financial statements at the sellers' historical cost, as the sellers are the controlling stockholders.

                  Consideration given to the members of the syndicate was 6,000,000 common shares of the Company at a par value of $0.001 each. The cost of the assets acquired totalled $97,834.

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                   FOR THE NINE MONTHS ENDED JANUARY 31, 2004
                      (UNAUDITED - PREPARED BY MANAGEMENT)

4.       PROPERTIES (continued)

         The  Henday  Lake  Property  was   transferred   to  Uranium   Holdings
         Corporation in December 2000 (note 4(c)). As of April 30, 2002 all claims related to the Hocking Lake Property had lapsed.

         (b)      Saskatchewan Uranium Property

                  By agreement dated December 16, 1998, the Company has options to acquire a 100% interest in 11 mining claims in Saskatchewan, Canada, upon incurring cumulative expenditures of approximately $338,000 (CDN - $500,000) by May 31, 2000 as amended and an additional approximate $1,712,000 (CDN - $2,500,000) by December 31, 2002.

                  By an agreement dated March 24, 1999, between the Company and Pacific Amber Resources Ltd. ("Pacific"), the latter will earn a 50% interest in the Saskatchewan Uranium Properties and all of the Company's rights, licences and permits pertinent thereto held for the specific use and enjoyment thereof by completing the initial program and incurring $325,000 (CDN - $500,000) in expenditures on or before December 31, 1999, as amended. A total of approximately $324,000 (CDN - $498,250) was incurred as of April 30, 2000. In return for the 50% option interest, the Company issued Pacific Amber 200,000 common stock at a deemed value of $0.65 each.

                  All exploration costs incurred on these properties have been expensed as incurred resulting in no recognition of an asset on the balance sheet. As a result of this policy, the transfer of a 50% interest to Pacific resulted in no gain or loss as there were no proceeds from the disposition. Additionally, the Company's issuance of 200,000 shares to Pacific was expensed as exploration costs when incurred.

                  The Company has not met its exploration requirements as of April 30, 2003 and as such, the claims have reverted back to the original optionor and the Company no longer maintains any interest on these claims.

         (c)      Uranium Holdings Corporation

                  Pursuant to a letter of intent dated December 1, 2000 with one of its stockholders, the Company transferred all its rights to the Henday Lake Property to a newly formed company, Uranium Holdings Corporation ("UHC"), a Nevada Corporation, in exchange for $131,183 (CDN - $199,713) to be spent on the Henday Lake Property and 20% of the equity of UHC.

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                   FOR THE NINE MONTHS ENDED JANUARY 31, 2004
                      (UNAUDITED - PREPARED BY MANAGEMENT)

4.       PROPERTIES (continued)

                  As part of the agreement, the Company executed a note in favour of UHC for $38,005 (CDN - $58,376). The note is non-interest bearing and payable on demand upon the closure of the sale of controlling interest in the Company to a third party, or at such time as the Company acquires funds from another source. During the year ended April 30, 2003, the Company repaid the loan in full.

                  The Company will continue to hold a 20% interest in the claims transferred to UHC regardless of the equity issued subsequent to the incorporation of UHC. The Company shall have a carried interest in the claims until such time as a total of $163,334 (CDN - $250,000) inclusive of the $94,080 (CDN - $144,000)
                  required for the first work program has been expended. As of April 30, 2003, $177,959 (2002 - $145,084) had been spent on the property.

                  Subsequent to such expenditure, the Company shall retain the right to participate on the same basis as the investors in future expenditure programs on a pro-rata basis. Should the Company not provide the requested funds within 30 days of written demand, the Company's 20% interest shall be reduced in such manner as may reasonably be negotiated between the parties.

         (d)      Athabaska Oil Prospect

                  During the year ended April 30, 2003, the Company re-entered the 7-32 Well and a total of $1,650,298 was spent in exploration costs to test and deepen it. Of this amount $846,507 was contributed by working interest holders, and this amount has been deducted from the total exploration costs leaving net exploration costs of $803,791 being charged to operations. The result of the exploration was that no economic quantities of hydrocarbons were discovered and as a result the property was been written off during the year ended April 30, 2003.

         (e)      Firebag Prospect

                  During  2003  the  Company   determined  that  it  lacked  the
                  resources to pursue this prospect further and as a result the property has been written off.

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                   FOR THE NINE MONTHS ENDED JANUARY 31, 2004
                      (UNAUDITED - PREPARED BY MANAGEMENT)

4. PROPERTIES (continued)

         (f)      Pasquia Hills Joint Venture

                  During the period the Company acquired the right to acquire a 60% joint venture interest in the Pasquia Hills oil shale project, covering approximately 700,000 acres located in the Pasquia Hills area of Saskatchewan, from Western Petrochemicals Corp. ("WPC"). Pursuant to the agreement the Company has made a payment of $26,090 to WPC and has paid certain other costs on WPC's behalf.

                  During the period the Company reached an agreement with WPC and its major shareholders to acquire all of the issued and outstanding shares of WPC for the equivalent of up to 900,000 preferred shares and 2,000,000 common shares of the Company with certain registration rights. The preferred shares are to be non-dividend bearing, carry ten votes each and convertible into common shares as to ten common shares for each preferred share at the earlier of the Company increasing its authorized capital or June 30, 2004. As the Company and WPC are currently finalizing the structure and documentation these shares have not been issued.

5.       COMMON STOCK

         Issued

         Subsequent to January 31, 2004, the Company issued 20,000 common shares to a consultant for services for deemed proceeds of $6,600 and it issued 287,638 common shares to creditors of Anhydride Canada.

         During the period, in an attempt to settle outstanding liabilities of Anhydride Canada, the Company made an offer to creditors to settle outstanding debts for shares of the Company at $0.10 per share for each $0.15 CDN of debt. The Company has received acceptances from creditors totalling $313,028 ($416,484 CDN), which represents 2,776,560 common shares and subsequent to January 31, 2004 issued 287,638 common shares pursuant to these agreements. Also during the period, the Company agreed to acquire the interests of one of Anhydride Canada's joint venture partners (the "Limited Partnership") for 3,220,000 common shares of the Company, which have yet to be issued.

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                   FOR THE NINE MONTHS ENDED JANUARY 31, 2004
                      (UNAUDITED - PREPARED BY MANAGEMENT)

6.       STOCK OPTIONS

         During the year ended April 30, 2000, the Company adopted an incentive and a non-statutory stock option plan. As at April 30, 2003 and January 31, 2004 the Company had options outstanding to acquire 1,050,000 shares under the 2000 plan at $0.27 per share until August 21, 2006. There are no additional options available to be issued under this plan.

         During the year ended April 30, 2003, the Company adopted a 2002 Stock Option Plan (the "2002 Plan") which as at April 30, 2003 had outstanding options to acquire up to 1,365,000 common shares, which were to expire as to 100,000 at $0.25 per share on April 15, 2004, 410,000 at $0.12 on April 25, 2004, 230,000 at $0.25 per share on May
         15, 2004,  400,000 on May 6, 2005 and 225,000 at $0.25 on May 15, 2005.
         During the nine months ended January 31, 2004 the Company cancelled 400,000 options at $0.25 per share which expired on May 6, 2005 and reissued them at $0.11 per shares until June 28, 2004. Also during this period 810,000 options were exercised as to 410,000 options at $0.12 per share with an expiry date of April 25, 2004 and 400,000 options at $0.11 per share with an expiry date of June 28, 2004. As all available options under this plan have been issued no additional options maybe granted under the 2002 Plan. Under the 2002 Plan there remain outstanding 555,000 options to acquire that same number of common shares.

         On June 20, 2003, the Company adopted the 2003 Stock Option Plan (the "2003 Plan"), whereby 2,500,000 shares of common stock may be optioned. The 2003 Plan has not been adopted or ratified by the shareholders of the Company. Incentive options may be granted at any price for a period of up to ten years. During the nine months ended January 31, 2004 the Company issued a total of 2,500,000 options to acquire that same number of common share. These options were issued as to 1,050,000 options at a deemed price of $0.10 per share for services, 400,000 options at $0.10 per share until June 25, 2004, 500,000 options at $0.06 per share until July 31, 2004, 300,000 options at $0.09 per share until August 15, 2004 and 250,000 options at $0.10 per share until August 18, 2004. All the options were exercised during the period and no additional options may be granted under the 2003 Plan.

         On September 18, 2003, the Company adopted the 2003 Incentive Stock Option Plan (the "2003b Plan"), whereby 2,500,000 shares of common stock may be optioned. The stock option plan has not been adopted or ratified by the shareholders of the Company. Incentive options may be granted at any price for a period of up to ten years. During the nine months ended January 31, 2004 the Company issued a total of 2,230,100 options to acquire that same number of common shares. These options were issued as to 650,000 options at a deemed price of $0.10 per share for services, 490,000 options at a deemed price of $0.17 per share for services, 170,000 options at $0.23 per share until September 19, 2004, 520,000 options at $0.17 per share until October 3, 2004, 100,000 options at $0.20 per share until October 10, 2004, 100,000 shares at $0.21 per share until November 12, 2004, 200,000 shares at $0.45 per share until November 20, 2004 and 100 options at a deemed price of $0.40 per share for services. All of the options issued during the period were exercised during the period.

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                    FOR THE SIX MONTHS ENDED OCTOBER 31, 2003
                      (UNAUDITED - PREPARED BY MANAGEMENT)

6.       STOCK OPTIONS (continued)

         Subsequent to January 31, 2004 the Company issued 20,000 options at a deemed price of $0.33 per share for services. Company may issue up an additional 249,900 options pursuant to this plan.

         On October 15, 2003, the Company adopted the 2003c Stock Plan (the "2003c Plan"), whereby 2,000,000 shares of common stock may be optioned. The 2003C Plan has not been adopted or ratified by the shareholders of the Company. Incentive options may be granted at any price for a period of up to ten years. During the nine months ended January 31, 2004, the Company issued 900,000 options to acquire that same number of common shares as to 600,000 options at $0.17 per share and 200,000 options at $0.10 per share both expiring October 15, 2004 and 100,000 options at $0.30 per share expiring January 27, 2005. As at January 31, 2004 the Company may issue up an additional 1,100,000 options pursuant to this plan.

         The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options granted to employees, and accordingly, compensation expense of $89,340 was recognized as wages expense for the period ended January 31, 2004.

7.       WARRANTS.

         During the year ended April 30, 2002, the Company issued 1,000,000 warrants at $0.01 per share, to acquire the same number of shares before July 25, 2003. These warrants expired unexercised.

         The Company also issued 600,000 warrants at $0.01 per share, to acquire the same number of shares. The exercise of the warrants is subject to a successful well being drilled on either the Athabasca or Firebag prospects and expire on the earlier of one year following the successful completion of a well and August 30, 2004. Given that Athabasca and Firebag prospects have been written off and no well was completed, these warrants expired.

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                   FOR THE NINE MONTHS ENDED JANUARY 31, 2004
                      (UNAUDITED - PREPARED BY MANAGEMENT)

7.       WARRANTS (continued)

         During the year ended April 30, 2003, the Company issued warrants which were based on the exploration expenditures of a joint venture party (the "Limited Partnership"). As of April 30, 2003 the Limited Partnership was entitled to warrants to acquire 483,000 common shares at $0.25 per share until July 11, 2003. These warrants expired unexercised.

         During the year ended April 30, 2003, the Company issued warrants to other joint venture parties. Pursuant to these agreements the Company is committed to issuing 410,000 warrants that will entitle the holders to acquire that same number of common shares at $0.25 per share. These warrants expire as to 350,000 on November 25, 2003, which expired unexercised, 10,000 on February 27, 2004, which expired unexercised, 10,000 on February 28, 2004, which also expired unexercised, and 40,000 on March 31, 2004.

         Pursuant to the issuance of Convertible Debentures (Note 12) the Company also issued 1,200,000 warrants. Each warrant entitles its holder to purchase an additional common share of the Company during the period January 6, 2004 to January 6, 2005 at $0.35 per share. The holder of the warrants may elect a cashless exercise of the warrants based on the market value of the Company's common shares at the time of exercise. The Company has granted the holders of the warrants registration rights on the underlying common shares. The registration rights agreement calls for the Company to have filed a registration statement by January 30, 2004 which the Company has not yet done.

8.       RELATED PARTY TRANSACTIONS

         The following non-arm's length transactions occurred with parties who are directors, officers and stockholders of the Company.

         (a) During the nine months ended January 31, 2004, the Company was charged management fees of $54,000 by October Sun from whom the Company acquired Anhydride USA. October Sun is related to the Company by way of significant influence. As of January 31, 2004, $400,177 was owed to October Sun. Of this balance, up to $400,000 is covered by way of a convertible note which bears interest at 6% and may be converted into units at the lower of $0.25 per unit or the then market price on the date of conversion until December 31, 2004. At April 30, 2003 and January 31, 2004, October Sun waived all rights to the interest. Each unit is to consist of one common share of the Company and a warrant to purchase an additional common share at 133% of the unit price for one year following the date of conversion. The units may at the holders' election be issued on a cashless conversion basis based on the market value at the time of exercise. Any shares issued on conversion shall carry with them registration rights. The balances of funds owed are without interest or stated terms of repayment.

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                   FOR THE NINE MONTHS ENDED JANUARY 31, 2004
                      (UNAUDITED - PREPARED BY MANAGEMENT)

8.       RELATED PARTY TRANSACTIONS (CONTINUED)

         (b) As at April 30, 2003 a total of $33,200 was due to an officer of the Company. During the nine months ended January 31, 2004 $30,000 of this amount was settled by the officer exercising an option to acquire 300,000 common shares. During the nine months ended January 31, 2004 this officer was paid management fees of $54,857 which includes $30,000 paid by way of issuing him an additional 300,000 common shares. As at January 31, 2004 this officer had resigned his position with the Company and no amounts were owed to him.

         (c) During the year ended April 30, 2003 the Company accrued fees of $3,271 to a director and officer, which are included in advertising and promotion expenses and which remain outstanding as at January 31, 2004.

         (d) United Corporate Advisors ("UCA") is related to the Company by way of common directors. As of January 31, 2004, $232,188 was owed to UCA and included in due to related parties. Of this balance, $195,000 is covered by way of a convertible note which bears interest at 6% and may be converted into units at the lower of $0.25 per unit or the then market price on the date of conversion until December 31, 2004. At April 30, 2003 and January 31, 2004, UCA waived all rights to the interest. Each unit is to consist of one common share of the Company and a warrant to purchase an additional common share at 133% of the unit price for one year following the date of conversion. The units may at the holders' election be issued on a cashless conversion basis based on the market value at the time of exercise. Any shares issued on conversion shall carry with them registration rights. The balances of funds owed are without interest or stated terms of repayment.

         (e) Included in consulting expenses is $39,100 pertaining to 230,000 shares issued to directors of the Company under the 2003b Plan.

9.       ACCOUNTS PAYABLE

         Accounts payable as at January 31, 2004 is made up of $963,116 in trade accounts payable and $186,667 in advances from third parties.

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                    FOR THE SIX MONTHS ENDED OCTOBER 31, 2003
                      (UNAUDITED - PREPARED BY MANAGEMENT)

10.      EARTH ENERGY LICENCE AGREEMENT

         On August 12, 2003, the Company became party to an exclusive license agreement for Canada, Central and South America with Earth Energy Resources Ltd. ("Earth Energy") and West Peak Ventures of Canada Ltd. ("West Peak") for the use of Earth Energy's proprietary catalytic process. The process includes a proprietary Catalyst in conjunction with processing equipment to separate hydrocarbons from sand, shale or oil. Under the terms of the underlying license agreement with Earth Energy, the Company will pay $375,799 ($500,000 CDN) by 2005 of which it has paid $106,508 ($150,000 CDN). The Company will also pay a royalty of 5% and will purchase catalyst and processing equipment from Earth Energy Resources Ltd. for cost plus 25%. The Central and South American license agreement is a three-year option on the same terms with the exception that the license fee is a one-time payment of $500,000 US.

11.      CONTINGENCY

         In a statement of claim filed against Anhydride Canada and others, the plaintiffs claim they owned a 63.3% interest in the 7-32 well on the Athabasca prospect. The claim also seeks general damages of $3,800,000 ($5,000,000 CDN) from the defendants as well as monetary and special damages as determined by the court. A statement of defense was filed by Anhydride Canada, but given that the property has been written off it will not be actively pursued. Since filing of the statement of defense in April 2003, no further action has been taken by the plaintiff. The Company believes the claim is frivolous and without merit and as such no amount has been accrued by the Company at April 30, 2003 and January 31, 2004.

12.      CONVERTIBLE DEBENTURE

         During the period the Company issued $450,000 of 6% secured convertible debentures, which mature June 1, 2004. These debentures are secured by a general security agreement over all of the Company's property. The debentures are convertible into common shares at the lower of 70% of the five-day average closing price of the Company's common shares or $0.45 per share, provided that while the debentures are in good standing the conversion price will not be below $0.15 per share.

         The Company has granted the holders of the debentures registration rights on the underlying common shares. The registration rights agreement calls for the Company to have filed a registration statement by January 30, 2004 and for $75,000 to be held back until such time as the registration statement is filed. To date the Company has not filed the registration statement. Pursuant to the registration rights agreement the Company is subject to a 2% penalty every thirty days the registration statement is late and failure to file may cause the debentures to be in default and due immediately. The debentures also require that the holders of the debentures agree to the issuance of shares in certain instances. The Company may redeem the convertible notes at a redemption price of 110% of the principal plus interest.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2003 AND 2002
(U.S. DOLLARS)

INDEX                                                                      PAGE
REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS                                   1

CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheets                                                   2
Consolidated Statements of Operations                                         3
Consolidated Statements of Stockholders' Equity (Deficiency)                4-5
Consolidated Statements of Cash Flows                                         6
Notes to Consolidated Financial Statements                                 7-25

                   REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

TO THE SHAREHOLDERS AND DIRECTORS OF URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)

We have audited the accompanying consolidated balance sheets of Uranium Power Corporation (An Exploration Stage Company) as at April 30, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the three years ended April 30, 2003, 2002 and 2001 and the cumulative totals for the exploration stage operations from April 3, 1998 (inception) through April 30, 2003, These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements presents fairly, in all material respects, the consolidated financial position of the Company as at April 30, 2003 and 2002 and the consolidated results of its operations and cash flows for each of the three years ended April 30, 2003, 2002 and 2001 and the cumulative totals for the exploration stage operations from April 3, 1998 (inception) through April 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has no revenues and limited capital which together raise substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"Pannell Kerr Forster"

Chartered Accountants

Vancouver, Canada
August 15, 2003

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS (NOTE 2)
APRIL 30
(U.S. DOLLARS)

                                                                           2003              2002
ASSETS
CURRENT
     Cash                                                              $         0       $    37,154
     Accounts receivable                                                     6,550             6,271
TOTAL CURRENT ASSETS                                                         6,550            43,425
PROPERTIES (note 6)                                                              1           747,171
INVESTMENT IN URANIUM HOLDINGS CORPORATION (note 6(d))                         815               815
TOTAL ASSETS                                                           $     7,366       $   791,411
LIABILITIES
CURRENT
     Cheques issued in excess of funds on deposit                      $       836       $         0
     Accounts payable (note 10)                                          1,085,453            72,073
     Due to related parties (note 11)                                      766,391           444,956
TOTAL CURRENT LIABILITIES                                                1,852,680           517,029
DUE TO URANIUM HOLDINGS CORPORATION                                              0            16,856
TOTAL LIABILITIES                                                        1,852,680           533,885
STOCKHOLDERS' EQUITY (DEFICIENCY)
CAPITAL STOCK
     Authorized
       40,000,000 Common stock with a par value of $0.001 each
       10,000,000 Preferred stock with a par value of $0.001 each
     Issued
       14,284,500 Common stock (2002 - 11,984,500)                          14,285            11,985
SUBSCRIPTIONS RECEIVED (note 9)                                                  0           112,500
TREASURY STOCK (note 9)
       23,000 Common stock (2002 - 23,000)                                     (23)              (23)

ADDITIONAL PAID-IN CAPITAL                                               1,525,812         1,149,988
DEFICIT ACCUMULATED DURING EXPLORATION STAGE                            (3,309,838)       (1,020,714)
OTHER COMPREHENSIVE INCOME (LOSS)                                          (75,550)            3,790
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                 (1,845,314)          257,526
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)                $     7,366       $   791,411

Contingency (note 16)

See notes to consolidated financial statements.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. DOLLARS)

                                                                                 FROM
                                                                              INCEPTION ON
                                                                             APRIL 3, 1998
                                                                                THROUGH
                                           YEAR ENDED APRIL 30,                APRIL 30,
                                  2003            2002            2001            2003
EXPENDITURES
  Exploration costs          $    803,791    $          0    $      4,864    $  1,220,178
  Advertising and                 210,101          78,703               0         323,941
  promotion
  Professional fees               161,206          18,657          15,306         248,157
  Consulting                      121,124          77,600          60,000         258,724
  Management fee                  100,721          90,410          24,614         215,745
  Travel                           36,818          30,456               0          85,419
  Office                           13,306           5,512           3,338          25,242
  Transfer agent fee                9,320          11,087           1,583          24,173
  Rent                              5,847           5,589           7,438          26,262
  Interest and bank                 4,672             553               0           5,225
  charges
  Equity loss from                      0               0          19,713          19,713
  investment
  Incorporation cost                    0               0               0             700
  written off
  Write-off of                    822,218          34,141               0         856,359
  exploration property
NET LOSS FOR PERIOD          $ (2,289,124)   $   (352,708)   $   (136,856)   $ (3,309,838)
NET LOSS PER SHARE           $      (0.18)   $      (0.04)   $      (0.02)              ~
WEIGHTED AVERAGE NUMBER OF     12,525,754       7,481,354       7,016,925               ~
SHARES OUTSTANDING

See notes to consolidated financial statements.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
YEARS ENDED APRIL 30, 2003
(U.S. DOLLARS)

                                                                                                            DEFICIT
                                                                                                          ACCUMULATED      TOTAL
                                                                  ADDITIONAL                   OTHER       DURING THE  STOCKHOLDERS'
                          COMMON STOCK          TREASURY STOCK     PAID-IN   SUBSCRIPTION  COMPREHENSIVE  EXPLORATION      EQUITY
                        SHARES    PAR VALUE   SHARES   PAR VALUE   CAPITAL    RECEIVED        INCOME         STAGE      (DEFICIENCY)
Common stock issued    6,000,000   $ 6,000         0     $  0     $  91,834       $0          $    0        $       0     $  97,834
on inception for
assets

Net loss                       0         0         0        0             0        0               0             (700)         (700)
BALANCE, APRIL 30,
  1998                 6,000,000     6,000         0        0        91,834        0               0             (700)       97,134

Common stock issued
      For              1,000,000     1,000         0        0       606,005        0               0                0       607,005
      subscriptions
      For resource       200,000       200         0        0       137,131        0               0                0       137,331
      properties
Share issue costs              0         0         0        0       (15,586)       0               0                0       (15,586)
Net loss                       0         0         0        0             0        0               0         (210,736)     (210,736)
Common stock            (922,500)     (922)        0        0      (554,700)       0               0                0      (555,622)
returned to treasury
for cancellation
BALANCE APRIL 30, 1999 6,277,500     6,278         0        0       264,684        0               0         (211,436)       59,526

Common stock issued      600,000       600         0        0       299,400        0               0                0       300,000
for cash
Common stock issued       50,000        50         0        0        24,950        0               0                0        25,000
for finder's fee
Treasury stock (note           0         0   (23,000)     (23)      (15,189)       0               0                0       (15,212)
                                                                                                                                  9)
Share issue costs              0         0         0        0       (25,000)       0               0                0       (25,000)
Net loss                       0         0         0        0             0        0               0         (319,714)     (319,714)
BALANCE, APRIL 30,
  2000                 6,927,500     6,928   (23,000)     (23)      548,845        0               0         (531,150)       24,600

Common stock issued      120,000       120         0        0        59,880        0               0                0        60,000
for financial
services
Other comprehensive            0         0         0        0             0        0           3,534                0         3,534
income
Net loss                       0         0         0        0             0        0               0         (136,856)     (136,856)
BALANCE, APRIL 30,
  2001                 7,047,500   $ 7,048   (23,000)    $(23)    $ 608,725       $0          $3,534        $(668,006)    $ (48,722)

See notes to consolidated financial statements.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
YEARS ENDED APRIL 30, 2003
(U.S. DOLLARS)

                                                                                                            DEFICIT
                                                                                              OTHER        ACCUMULATED      TOTAL
                                                              ADDITIONAL                  COMPREHENSIVE    DURING THE  STOCKHOLDERS'
                        COMMON STOCK        TREASURY STOCK     PAID-IN     SUBSCRIPTIONS     INCOME       EXPLORATION      EQUITY
                     SHARES  PAR VALUE  SHARES   PAR VALUE    CAPITAL       RECEIVED         (LOSS)          STAGE      (DEFICIENCY)
BALANCE,           7,047,500  $ 7,048   (23,000)    $(23)   $   608,725    $        0      $   3,534     $   (668,006)  $   (48,722)
APRIL 30, 2001

Common stock         987,000      987         0        0        220,113             0              0                0        21,100
issued for
cash
Subscriptions              0        0         0        0              0       112,500              0                0       112,500
received
Stock option               0        0                  0         77,600             0              0                0        77,600
compensation
expense
Other                      0        0         0        0              0             0            256                0           256
comprehensive
income
Common stock       3,950,000    3,950         0        0        193,550             0              0                0       197,500
deemed to be
issued (note 3)
Warrants                   0        0         0        0         50,000             0              0                0        50,000
granted on
purchase (note 3)
Net loss                   0        0         0        0              0             0              0         (352,708)     (352,708)
BALANCE,          11,984,500   11,985   (23,000)     (23)     1,149,988       112,500          3,790       (1,020,714)      257,526
APRIL 30, 2002
Common stock       2,300,000    2,300         0        0        299,700             0              0                0       302,000
issued for
cash
Subscriptions              0        0         0        0              0      (112,500)             0                0      (112,500)
received
Stock option               0        0         0        0         76,124             0              0                0         6,124
compensation
expense
Other                      0        0         0        0              0             0        (79,340)               0       (79,340)
comprehensive
income (loss)
Net loss                   0        0         0        0              0             0              0       (2,289,124)   (2,289,124)
Balance,          14,284,500  $14,285   (23,000)    $(23)   $ 1,525,812    $        0      $ (75,550)    $ (3,309,838)  $(1,845,314)
April 30, 2003

See notes to consolidated financial statements.

URANIUM POWER CORPORATION
(EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. DOLLARS)

                                                                                                 FROM
                                                                                             INCEPTION ON
                                                                                             APRIL 3, 1998
                                                             YEAR ENDED APRIL 30,              THROUGH
                                                       2003          2002         2001      APRIL 30, 2003
OPERATING ACTIVITIES
      Net loss                                     $(2,289,124)   $(352,708)   $  (136,856)   $(3,309,838)
      Adjustments to reconcile net loss to net
      cash used in operating activities
                           Compensation expense         76,124       77,600              0        153,724
                           Exploration costs                 0            0              0        137,331
                           acquired for shares
                           Equity loss from                  0            0         19,713         19,713
                           investment
                           Financial services                0            0         60,000         60,000
                           acquired for shares
                           Write-off of                822,218       34,141              0        856,359
                           exploration property
                                                    (1,390,782)    (240,967)       (57,143)    (2,082,711)
CHANGES IN NON-CASH WORKING CAPITAL
      Accounts receivable                                 (279)      (5,529)         4,124         (6,550)
      Accounts payable                                 934,240       34,123         (2,692)     1,045,180
                                                       933,961       28,594          1,432      1,038,630
CASH USED IN OPERATING ACTIVITIES                     (456,821)    (212,373)       (55,711)    (1,044,081)
INVESTING ACTIVITY
      Property acquisition                             (75,048)    (499,670)             0       (583,859)
FINANCING ACTIVITIES
      Issuance of shares for cash                      302,000      221,100              0        912,921
      Common stock returned to treasury                      0            0              0        (15,212)
      Share issue costs                                      0            0              0        (40,586)
      Advances from Uranium Holdings Corporation       (16,856)     (15,762)        32,618              0
      Advances from related parties                    321,435      444,956              0        766,391
      Subscriptions received                          (112,500)     112,500              0              0
      Cheques issued in excess of funds on                 836      (13,853)        13,853            836
      deposit
CASH PROVIDED BY FINANCING ACTIVITIES                  494,915      748,941         46,471      1,624,350
FOREIGN CURRENCY TRANSLATION                              (200)         256          3,534          3,590
INFLOW (OUTFLOW) OF CASH                               (37,154)      37,154         (5,706)             0
CASH, BEGINNING OF PERIOD                               37,154            0          5,706              0
CASH, END OF PERIOD                                $         0    $  37,154    $         0    $         0
NON-CASH FINANCING ACTIVITIES
      Common stock deemed to be issued for         $         0    $ 197,500    $         0    $   432,665
      properties
      Warrants granted on purchase of properties   $         0    $  50,000    $         0    $    50,000
      Common stock issued for services             $         0    $       0    $    60,000    $    85,000

See notes to consolidated financial statements.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2003, 2002 AND 2001 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2003
(U.S. DOLLARS)

1.    ORGANIZATION AND NATURE OF BUSINESS

The Company was incorporated on April 3, 1998 under the laws of the State of Colorado. The Company is in the exploration stage as defined in statement No. 7 of the Financial Accounting Standards Board. The principal business activity is the exploration and development of natural resource properties principally in Canada.

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Anhydride Petroleum (USA), Inc. ("Anhydride USA") and Anhydride USA's wholly owned subsidiary Anhydride Petroleum (Canada) Inc. ("Anhydride Canada") acquired April 30, 2002 (note 3).

2.    GOING CONCERN

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going-concern basis. This presumes funds will be available to finance on-going development, operations and capital expenditures and the realization of assets and the payment of liabilities in the normal course of operations for the foreseeable future. Management intends to raise additional capital through share issuances to finance operations and invest in other business opportunities.

The Company has a working capital deficit of $1,846,130 (2002 - $473,604), minimal other capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies and has accumulated stockholder's deficiency of $1,845,314 (2002 - equity $257,526). In prior years the investment in resource properties comprised significantly all of the Company's assets. These investments have been written off in the 2003 fiscal year as the Company currently has no plans for further development of these properties.

Included in accounts payable is $718,462 payable by Anhydride Canada. Certain of the creditors of Anhydride Canada have threatened receivership proceedings against Anhydride Canada unless they are paid in full. Anhydride Canada does not have the resources to meet these demands and the Company has determined that it will not commit resources to Anhydride Canada or defend such action should the creditors take it. To date no formal action has been taken by the Anhydride Canada creditors.

The outcome of the above matters cannot be predicted. These financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities which might be necessary should the Company be unable to continue as a going concern.

These factors raise substantial doubt about the Company's ability to continue as a going-concern which is dependent on the Company's ability to obtain and maintain an appropriate level of financing on a timely basis and to achieve sufficient cash flows to cover obligations and expenses.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2003, 2002 AND 2001 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2003
(U.S. DOLLARS)

3.    ACQUISITION OF ASSETS

On April 30, 2002, the Company entered into and consummated the transactions contemplated by an Agreement and Plan of Reorganization (the "Merger
Agreement"), whereby Anhydride USA, a Colorado corporation, a wholly owned subsidiary of October Sun, a Nevada corporation ("October Sun") was merged with and into a wholly owned subsidiary of the Company. Upon consummation of the Merger Agreement, Anhydride USA, the surviving corporation of the merger, became a wholly owned subsidiary of the Company and Anhydride Canada, its wholly owned subsidiary, became an indirect subsidiary of the Company, in exchange for the issuance of (a) 3,950,000 shares of common stock of the Company (b) a warrant to purchase 500,000 shares of common stock at an exercise price of $0.01 per share, upon successful completion of certain petroleum wells (note 8); which was cancelled and replaced with a warrant to a different party for 600,000 shares on similar terms with an expiry date of August 30, 2004; and (c) a demand promissory note in the principal amount of $100,000 (note 11(d)). As per the Merger Agreement, the 3,950,000 shares were deemed to have been issued on April 30, 2002 (note 6(e)(b)(iii)).

In addition to the shares, warrants, and demand promissory note issued to October Sun, as a condition of closing of the Merger Agreement, the Company (a) issued to third parties a warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.01 per share, expiring July 25, 2003; (b) issued under the 2000 Stock Option Plan, options to purchase 500,000 shares of the common stock at an exercise price of $0.27 per share, expiring August 21, 2006;
(c) committed to pay up to $60,000 in costs in connection with the completion or abandonment of certain petroleum wells (note 6(e)), and agreed to pay $60,000 (CDN $100,000) to a third party upon successful completion of a petroleum well.

As of April 30, 2002, the Company acquired 100% of Anhydride USA. The acquisition has been accounted for using the purchase method of accounting for business combinations. Assets of the acquired entity are more fully described in note 6(e). For the purpose of acquisition, the common stock and warrants were valued at $0.05 per share. The net assets acquired were as follows:

Current assets                                                                      $   1,587

Other assets-- property                                                               237,601
                                                                                      239,188
Total liabilities                                                                    (326,256)
Net assets (liabilities) acquired                                                     (87,068)
Consideration paid:
                                       Common stock                     $ 197,500
                                       Warrants                            50,000
                                       Note payable                       100,000     347,500
Excess of consideration paid over net assets (liabilities) acquired,                $(434,568)
allocated to the acquisition cost of property

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2003, 2002 AND 2001 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2003
(U.S. DOLLARS)

3. ACQUISITION OF ASSETS (Continued)

 The total acquisition cost of the Athabasca Oil Prospect and Firebag Prospect was allocated as follows:

                                                        FIREBAG      OIL
                                                        PROSPECT   PROSPECT     TOTAL
Initial cash payment                                    $      0   $ 75,000   $ 75,000

Assumption of Anhydride Canada obligations                26,769    210,833    237,603
Excess of consideration paid over net assets acquired          0    434,568    434,568
                                                        $ 26,769   $720,401   $747,171

4.    SIGNIFICANT ACCOUNTING POLICIES

(a)   Exploration stage expenditures

The Company expenses all expenditures for exploration of properties as they are incurred where the properties do not have proven mineral reserves.

(b)   Investment

Investment in Uranium Holdings Corporation is accounted for by the equity method whereby the original cost of the investment is adjusted annually to include the Company's proportionate share of earnings or losses during the year.

(c)   Foreign currency translation

The Company's operations and activities are conducted principally in Canada, hence the Canadian dollar is the functional currency which is translated into U.S. dollars for reporting purposes as follows:

      (i) Monetary assets and liabilities at the rate of exchange in effect as at the balance sheet date;

      (ii) Non-monetary assets and liabilities at the exchange rates prevailing at the time of the acquisition of the assets or assumption of the liabilities; and,

      (iii) Revenues and expenditures at the average rate of exchange for the year.

Gains and losses arising from this translation of foreign currency are included in other comprehensive income (loss) as a separate component of stockholders' equity (deficiency).

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2003, 2002 AND 2001 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2003
(U.S. DOLLARS)

4.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)   Comprehensive loss

Comprehensive  loss is  comprised  of net loss and  other  comprehensive  income
(loss) arising from foreign currency translation.

(e)   Loss per share

Loss per share calculations are based on the weighted average number of shares outstanding during the period. Diluted loss per share has not been presented separately as the outstanding warrants are anti-dilutive for each of the periods presented.

(f)   Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

(g)   Income taxes

Income taxes are calculated using the liability method of accounting. Temporary differences arising from the difference between the tax basis of an asset or liability and its carrying amount on the balance sheet are used to calculate deferred income tax liabilities or assets. These standards required that the deferred income tax asset and liabilities be measured using tax rates and laws that are expected to apply when the temporary differences are expected to reverse.

(h)   Stock-based compensation

The Company applies the intrinsic value method of accounting as prescribed by APB Opinion No. 25 "Accounting for Stock Issued to Employees" and related interpretations, in accounting for options granted to employees. As such, compensation expense is recorded on the date of the grant when the market price of the underlying stock exceeds the exercise price. SFAS 123 "Accounting for Stock-based Compensation" establishes accounting and disclosure requirements using the fair value-based method of accounting for stock-based compensation plans. As allowed by SFAS 123, the Company elected to continue to apply the intrinsic value-based method of accounting described above and has adopted the disclosure requirements of SFAS 123, as amended by SFAS 148.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2003, 2002 AND 2001 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2003
(U.S. DOLLARS)

4.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options granted to employees, and accordingly, compensation expense of $Nil (2002 - $Nil) was recognized as compensation expense. Had compensation expense been determined as provided in SFAS 123 using the Black-Scholes option-pricing model, the pro-forma effect on the Company's net loss and per share amounts would have been as follows:

                                                                          2003           2002           2001
Net loss, as reported                                                 $(2,289,124)   $  (352,708)   $  (136,856)

Deduct:
       Total stock-based expense determined under value                  (137,175)       (24,250)             0
       based method awards, net of related tax effects
Net loss, pro-forma                                                   $(2,426,299)   $  (376,958)   $  (136,856)

                                                                          2003           2002           2001
Net loss per share, as reported                                       $     (0.18)   $     (0.04)   $     (0.02)

Add:
       Stock-based expense determined under fair value based method         (0.01)         (0.00)         (0.00)
       awards, net of related tax effects
Net loss per share, pro-forma                                         $     (0.19)   $     (0.04)   $     (0.02)

During the year ended April 30, 2003, 1,560,000 options were granted to consultants. These options were accounted for using the Black-Scholes option-pricing model, which resulted in consulting expenses totalling $76,124 (2002 - $77,600; 2001 - $Nil).

The fair value of each option grant is calculated using the following weighted average assumption:

                                                             2003          2002
Expected life (years)                                           2             5

Interest rate                                                3.00%         5.00%
Volatility                                                  70.86%        30.09%
Dividend yield                                               0.00%         0.00%

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2003, 2002 AND 2001 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2003
(U.S. DOLLARS)

4.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

(i)   Recent accounting pronouncements

In December 2002, FASB issued SFAS 148, "Accounting for Stock-based Compensation -- Transition and Disclosure, an amendment to SFAS 123". SFAS 148 provides two additional transition methods for entities that adopt the preferable method of accounting for stock-based compensation. Further, the statement requires disclosure of comparable information for all companies regardless of whether, when or how an entity adopts the preferable, fair value method of accounting. These disclosures are now required for interim periods in addition to the traditional annual disclosure. The amendment to SFAS 123, which provides for additional methods, are effective for the periods beginning after December 15, 2002, although earlier application is permitted. The amendments to the disclosure requirements are required for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. The Company adopted these requirements effective April 30, 2003.

5.    FINANCIAL INSTRUMENTS

(i)   Fair value

The carrying value of cash, accounts receivable, cheques issued in excess of funds on deposit, accounts payable, due to related parties and due to Uranium Holdings Corporation approximate their fair value because of the short maturity of these financial instruments.

(ii)  Interest rate risk

The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities.

(iii) Translation risk

The  Company  is  exposed  to  foreign  currency   fluctuations  to  the  extent
expenditures incurred by the Company are not denominated in U.S. dollars.


URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2003, 2002 AND 2001 AND PERIOD FROM APRIL 3, 1998
(INCEPTION) THROUGH APRIL 30, 2003
(U.S. DOLLARS)

6.    PROPERTIES

                                                                         HOCKING          NORTHERN
                                                        ATHABASCA       LAKE AND           MINING
                                    FIREBAG                OIL         HENDAY LAKE        DISTRICT
                                    PROSPECT             PROSPECT      PROPERTIES       SASKATCHEWAN
                                   (NOTE 6(F))          (NOTE 6(E))    (NOTE 6(A))      (NOTE 6(C))             TOTAL

Balance, April 30, 2001          $          0        $            0       $   1        $      34,141     $       34,142

Acquisition of property                26,769               720,401           0                    0            747,170
Write-off of exploration property           0                     0           0              (34,141)           (34,141)
Balance, April 30, 2002                26,769               720,401           1                    0            747,171
Acquisition of property                18,176                56,872           0                    0             75,048
Write-off exploration property        (44,945)             (777,273)          0                    0           (822,218)
Balance, April 30, 2003          $          0        $            0       $   1        $           0     $            1


(a)   Hocking Lake Property and Henday Lake Property

By agreement dated April 13, 1998, the Company acquired all the assets of Athabasca Uranium Syndicate (a British Columbia, Canada syndicate) which consisted of cash and the Hocking Lake Property and Henday Lake Property. These properties were acquired in 1997 by the syndicate for $59,459 (CDN - $82,270) and are reflected in the financial statements at the sellers' historical cost as the sellers are the controlling stockholders.

Consideration given to the members of the syndicate was 6,000,000 common stock of the Company at a par value of $0.001 each. The cost of the assets acquired totalled $97,834.

As of April 30, 2002 all claims related to the Hocking Lake Property had lapsed. The Henday Lake Property was transferred to Uranium Holdings Corporation in December 2000 (note 6(d)).

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2003, 2002 AND 2001 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2003
(U.S. DOLLARS)

6.    PROPERTIES (Continued)

(b)   Saskatchewan Uranium Properties

By agreement dated December 16, 1998, the Company has options to acquire a 100% interest in 11 mining claims in Saskatchewan, Canada, upon incurring cumulative expenditures of approximately $338,000 (CDN - $500,000) by May 31, 2000 as amended and an additional approximate $1,712,000 (CDN - $2,500,000) by December 31, 2002.

By an agreement dated March 24, 1999, between the Company and Pacific Amber Resources Ltd. ("Pacific"), the latter will earn a 50% interest in the Saskatchewan Uranium Properties and all of the Company's rights, licences and permits pertinent thereto held for the specific use and enjoyment thereof by completing the initial program and incurring $325,000 (CDN - $500,000) in expenditures on or before December 31, 1999, as amended. A total of approximately $324,000 (CDN - $498,250) was incurred as of April 30, 2000. In return for the 50% option interest, the Company issued Pacific Amber 200,000 common stock at a deemed value of $0.65 each.

All exploration costs incurred on these properties have been expensed as incurred resulting in no recognition of an asset on the balance sheet. As a result of this policy, the transfer of a 50% interest to Pacific resulted in no gain or loss as there were no proceeds from the disposition. Additionally, the Company's issuance of 200,000 shares to Pacific was expensed as exploration costs when incurred.

The Company has not met its exploration requirements as of April 30, 2003 and as such, the claims have reverted back to the original optionor and the Company no longer maintains any interest on these claims.

(c)   Northern mining property

By agreement dated July 29, 1998 (subsequently extended to July 1, 2000) the Company acquired a 100% interest in a mining claim in Northern Mining District, Saskatchewan by issuing 50,000 free trading common stock as a finder's fee to an unrelated party and paying CDN $13,375 to the vendor of the property. The vendor has the right to receive $0.35 per pound of the uranium minerals mined from the claim if the price is $18.00 per pound or less, $0.50 per pound where the price is $18.00 per pound or more, or a 3% net smelter royalty if other minerals are mined from the claims.

The transaction was accounted for valuing the common stock issued at $25,000 plus the seller's historical cost of $9,141 (CDN - $13,375).

As of April 30, 2002, the Company's claim on this property had lapsed and the property was written off.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2003, 2002 AND 2001 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2003
(U.S. DOLLARS)

6.    PROPERTIES (Continued)

(d)   Uranium Holdings Corporation

Pursuant to a letter of intent dated December 1, 2000 with one of its stockholders, the Company transferred all its rights to the Henday Lake Property to a newly formed company, Uranium Holdings Corporation ("UHC"), a Nevada Corporation, in exchange for $131,183 (CDN - $199,713) to be spent on the Henday Lake Property and 20% of the equity of UHC.

As part of the agreement, the Company executed a note in favour of UHC for $38,005 (CDN - $58,376). The note is non-interest bearing and payable on demand upon the closure of the sale of controlling interest in the Company to a third party, or at such time as the Company acquires funds from another source. During the year ended April 30, 2003, the Company repaid the loan in full.

The Company will continue to hold a 20% interest in the claims transferred to UHC regardless of the equity issued subsequent to the incorporation of UHC. The Company shall have a carried interest in the claims until such time as a total of $163,334 (CDN - $250,000) inclusive of the $94,080 (CDN - $144,000) required for the first work program has been expended. As of April 30, 2003, $177,959 (2002 - $145,084) had been spent on the property.

Subsequent to such expenditure, the Company shall retain the right to participate on the same basis as the investors in future expenditure programs on a pro-rata basis. Should the Company not provide the requested funds within 30 days of written demand, the Company's 20% interest shall be reduced in such manner as may reasonably be negotiated between the parties.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2003, 2002 AND 2001 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2003
(U.S. DOLLARS)

6.    PROPERTIES (Continued)

(e)   Athabaska Oil Prospect

(a) During the year ended April 30, 2002, the Company signed an Option Agreement with October Sun to purchase all the issued and outstanding shares in the capital stock of Anhydride Canada owned by October Sun. Anhydride Canada owns certain petroleum and natural gas parcels and rights in the Province of Alberta, Canada. Consideration was as follows:

(i)   cash of $75,000 (paid);

(ii) issue of transferrable share purchase warrants (issued) for 1,000,000 shares of the Company at $0.01 per share exercisable on or before July 25, 2003 to third parties;

(iii) commit to pay all costs to a maximum of $60,000 (paid) for completion or abandonment of an existing well that Anhydride Canada had the rights to explore; and

(iv) issue options to third parties, entitling 500,000 shares of common stock of the Company (issued), to be purchased at $0.27 per share, until August 21, 2006.

(b)   The Company completed the following to exercise the option:

(i)   delivered $100,000 by way of demand promissory note to October Sun (note
      11);

(ii) assumed the obligations of Anhydride Canada of a promissory note of $192,700 (CDN - $300,000) and a bonus of $64,230 (CDN - $100,000) to the lenders; (this obligation has been paid off in full);

(iii) 3,950,000 shares at a deemed price of $0.001 per share deemed to be issued to the private company or assigns; and

(iv) granted October Sun a transferable warrant to subscribe for 500,000 shares at $0.01 per share for a one year period following the successful test of the initial well. This warrant was cancelled and replaced by one for 600,000 shares on similar terms to a third party (note 8).

The acquisition of the Athabaska Oil Prospect was accomplished through the consummation of a reverse triangular merger completed April 30, 2002 (note 3).

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2003, 2002 AND 2001 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2003
(U.S. DOLLARS)

6.    PROPERTIES (Continued)

The Athabasca Prospect is located adjacent to the city of Fort McMurray, which is located in the northeast part of the Province of Alberta, Canada. The prospect is comprised of four Alberta petroleum and natural gas licenses covering 97 sections of land (62,080 acres). Three of the licenses were acquired by Anhydride Canada directly from the Government of the Province of Alberta and pertain to petroleum and natural gas below the Woodbend formation. Separately Anhydride Canada holds the right to earn an interest in another license, covering one section of land below the base of Precambrian formation, which contains a suspended well (the "7-32 Well"). This right is subject to the Company beginning a $156,250 (CDN $250,000) testing program on the 7-32 Well on or before September 15, 2002 (done).

During the year ended April 30, 2003, the Company re-entered the 7-32 Well and a total of $1,650,298 was spent in exploration costs to test and deepen it. Of this amount $846,507 was contributed by working interest holders, see Farmout Agreements (note 14), and this amount has been deducted from the total exploration costs leaving net exploration costs of $803,791 being charged to operations. The result of the exploration was that no economic quantities of hydrocarbons were discovered and as a result the property was been written off during the year ended April 30, 2003.

(f)   Firebag Prospect

The Firebag Prospect is located roughly 85 kilometres northeast of the town of Fort McMurray in the Province of Alberta and is comprised of two Alberta petroleum and natural gas licenses (below base of Woodbend formation) amounting to 31 sections (19,840 acres) of land. During 2003 the Company determined that it lacked the resources to pursue this prospect further and as a result the property has been written off.

7.    STOCK OPTION PLAN

During the year ended April 30, 2000, the Company adopted an incentive and a non-statutory stock option plan effective June 15, 2000 whereby up to 1,200,000 shares of common stock may be optioned. The stock option plan has not been adopted or ratified by shareholders (the "2000 Plan"). Incentive options may be granted for a period of up to ten years following the effective date of the plan and once granted. The plan will terminate in ten years. During the year ended April 30, 2003 the Company amended the plan so that it now allows for incentive stock options to be granted at less than 100% of fair market value (as defined) per share on the date of grant. During the year ended April 30, 2003, the Company cancelled 400,000 of the options under the 2000 Plan and granted to a consultant 250,000 options to purchase that amount of shares at $0.27 per share up to August 21, 2006. As at April 30, 2003 the Company had options outstanding to acquire 1,050,000 shares under the 2000 plan at $0.27 per share until August 21, 2006.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2003, 2002 AND 2000 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2003
(U.S. DOLLARS)

7.    STOCK OPTION PLAN (Continued)

The Company also issued an option, not under a plan, to a consultant to acquire up to 150,000 common shares at $0.27 per share until March 31, 2003, which expired unexercised during the year ended April 30, 2003.

During the year ended April 30, 2003, the Company adopted an incentive and a non-statutory stock option plan effective September 24, 2002 whereby up to 2,500,000 shares of common stock may be optioned. The stock option plan has not been adopted or ratified by shareholders (the "2002 Plan"). Incentive options may be granted at any price for a period of up to ten years following the date of the plan. During the year, the Company originally granted 1,915,000 options at $0.25 per share under the 2002 plan to directors, officers, employees and consultants that expire May 15, 2004 as to 965,000 options, on May 6, 2005 as to 400,000 options, and on May 30, 2005 as to 550,000 options. Subsequent to this issue, the Company cancelled 410,000 of these options which would have expired May 15, 2004. The Company then issued in March 2003, 585,000 options to a consultant to purchase that many shares at $0.20 per share expiring March 20, 2004, and also issued in April 2003, 410,000 to a consultant to purchase that many shares at $0.12 expiring April 25, 2003.

During the year ended April 30, 2003, the Company repriced 550,000 options originally issued under the 2002 plan to an employee of the Company at $0.25 per share, down to $0.11 per share, which was the market price at the time of repricing. Upon repricing the shares became variable, however the shares were exercised immediately and therefore no additional compensation expense has been accrued.

The following table summarizes the Company's stock option activity for the years ended April 30:

                                                                       WEIGHTED
                                                  EXERCISE             AVERAGE
                              NUMBER                PRICE              EXERCISE
                             OF SHARES            PER SHARE             PRICE

Balance, April 30, 2001    $          0        $           0.00      $     0.00

Granted during year           1,200,000        $  0.27 to $0.50            0.30
Balance, April 30, 2002       1,200,000        $  0.27 to $0.50      $     0.30
Granted during year           3,310,000        $  0.12 to $0.27      $     0.24
Cancelled                      (810,000)       $  0.25 to $0.27      $     0.22
Exercised                    (1,135,000)       $  0.11 to $0.20      $     0.16
Expired                        (150,000)       $           0.27      $     0.27
Balance, April 30, 2003       2,415,000        $  0.12 to $0.27      $     0.24

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2003, 2002 AND 2000 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2003
(U.S. DOLLARS)

7.    STOCK OPTION PLAN (Continued)

Share purchase options are outstanding as follows at April 30:

                          EXERCISE                      NUMBER OF SHARES
EXPIRY DATE                PRICE                   2003                  2002

August 21, 2006           $  0.27               1,050,000             1,050,000

March 31, 2003            $  0.50                       0               150,000
May 6, 2005               $  0.25                 400,000                     0
May 15, 2004              $  0.25                 455,000                     0
April 15, 2004            $  0.25                 100,000                     0
April 25, 2004            $  0.12                 410,000                     0
                                                2,415,000             1,200,000

8.    WARRANTS

During the year ended April 30, 2002, the Company issued 1,000,000 warrants at $0.01 per share, to acquire the same number of shares before July 25, 2003. These warrants expired unexercised.

The Company also issued 600,000 warrants at $0.01 per share, to acquire the same number of shares. The exercise of the warrants is subject to a successful well being drilled on either the Athabasca or Firebag prospects and expire on the earlier of one year following the successful completion of a well and August 30, 2004. Given that Athabasca and Firebag prospects have been written off and no well was completed, these warrants expired.

During the year ended April 30, 2003, the Company issued warrants which were based on the Limited Partnership exploration expenditures, see Farmout Agreements (note 14). As of April 30, 2003 the Limited Partnership is entitled to warrants to acquire 483,000 common shares at $0.25 per share until July 11, 2003. Subsequent to the year-end, these warrants expired unexercised.

During the year ended April 30, 2003, the Company issued warrants to other joint venture parties, all on similar terms and conditions, see Farmout Agreements (note 14). Pursuant to these agreements the Company is committed to issuing 410,000 warrants that will entitle the holders to acquire that same number of common shares at $0.25 per share. These warrants expire as to 350,000 on November 25, 2003, 10,000 on February 27, 2004, 10,000 on February 28, 2004 and
40,000 on March 3, 2004.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2003, 2002 AND 2000 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2003
(U.S. DOLLARS)

9.    COMMON STOCK

(a)   Treasury stock

During the year ended April 30, 2000 the Company purchased 23,000 shares of its common stock from the original owners who had acquired the shares prior to April 30, 2000 in a private placement. The common stock was purchased for the same amount as the proceeds from original issue.

(b)   Private placements

The Company received $150,000 in share subscriptions pertaining to a private placement of 1,500,000 shares at $0.10 per share of which 375,000 shares have been issued to April 30, 2002 for net subscriptions received at April 30, 2002 of $112,500. The balance of 1,125,000 shares were issued during the April 30, 2003 year-end. In addition, during the April 30, 2003 year-end, the Company completed a private placement of 40,000 shares at $0.30 for total proceeds of $12,000.

(c)   Stock options

During the year ended April 30, 2003, 1,135,000 stock options were exercised by certain of the holders for total proceeds of $117,500.

10.   ACCOUNTS PAYABLE

Accounts payable at April 30 consists of the following:

                                                   2003                  2002

Trade accounts payable                       $    837,355           $   57,631

Advances from third parties                       248,098               14,442
                                             $  1,085,453           $   72,073

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2003, 2002 AND 2000 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2003
(U.S. DOLLARS)

11.   RELATED PARTY TRANSACTIONS

The following non-arm's length transactions occurred with parties who are directors and stockholders of the Company.

(a) Acquisition of assets of Athabasca Uranium Syndicate (note 6(a)) in exchange for 6,000,000 common stock.

(b) Agreement with Pacific Amber Resources Ltd. (note 6(b)) and issuance of 200,000 common stock under the agreement.

(c) Option to acquire an interest in a mining claim from a minority stockholder who is an officer and director (note 6(c)).

(d) During the year ended April 30, 2003, the Company was charged management fees of $72,000 (2002 - $90,410) by October Sun from whom the Company acquired Anhydride USA. October Sun is related to the Company by way of significant influence of which $497,729 was included in due to related parties. As of April 30, 2003, $509,290 (2002 - $310,863) was owed to
      October Sun. Of this balance, up to $400,000 (2002 - $100,000) is covered by way of a convertible note which bears interest at 6% and may be converted into units at the lower of $0.25 per unit or the then market on the date of conversion until September 30, 2003. At April 30, 2003, October Sun waived all rights to the interest for the year. Each unit is to consist of one common share of the Company and a warrant to purchase an additional common share at 133% of the unit price for one year following the date of conversion. Any shares issued on conversion shall carry with them registration rights. The balances of funds owed are without interest or stated terms of repayment.

(e) Included in 2003 exploration costs is $57,230 related to an officer who was active in the Companies' exploration programs. This same officer also received $28,770 in management fees. As at April 30, 2003 a total of $33,200 was due to this officer. Subsequent to April 30, 2003 $30,000 of this amount was settled by the officer exercising option to acquire 300,000 common shares.

(f) The Company accrued fees of $3,271 in 2003 to a director and officer, which are included in advertising and promotion expenses.

(g) United Corporate Advisors ("UCA") is related to the Company by way of common directors. As of April 30, 2003, $232,191 (2002 - $134,093) was
      owed to UCA and included in due to related parties. Of this balance, $195,000 is covered by way of a convertible note which bears interest at 6%. At April 30, 2003, UCA waived all rights to the interest for the year. Each unit is to consist of one common share of the Company and a warrant to purchase an additional common share at 133% of the unit price for one year following the date of conversion. Any shares issued on conversion shall carry with them registration rights. The balances of funds owed are without interest or stated terms of repayment.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2003, 2002 AND 2000 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2003
(U.S. DOLLARS)

12.   COMPREHENSIVE LOSS

                                        2003             2002           2001

Net loss                           $  (2,289,124)   $  (352,708)    $ (136,856)

Other comprehensive income (loss)        (79,340)           256          3,534
                                   $  (2,368,464)   $  (352,452)    $ (133,322)

13.   INCOME TAXES

A deferred tax asset stemming from the Company's net operating loss carry forward, has been reduced by a valuation allowance to $Nil due to uncertainties regarding the utilization of the deferred assets.

At April 30, 2003, Uranium Power Corporation has available a net operating loss carry forward of approximately $1,305,000 (2002 - $767,300) which it may use to offset future United States federal taxable income. The net operating loss carry forward if not utilized, will begin to expire in 2017.

Anhydride Canada has net operating losses of approximately $433,000 (2002 - $71,743) which may be applied against future taxable income generated in Canada which begin to expire in 2009. Anhydride Canada also has a total of $1,129,000 (2002 - $250,200) in pooled Canadian exploration expenditures which may be carried forward indefinitely and applied against future taxable income.

14.   FARMOUT AGREEMENTS

During the year ended April 30, 2003, the Company entered into the following Farmout and or exploration agreement (the "Farmout Agreements") as follows:

(a)   Anhydride Petroleum Limited Partnership (the "Limited Partnership")

The Company entered into two Farmout Agreements, on essentially the same terms with the Limited Partnership with respect to the Athabasca and Firebag Prospects. Under the terms of the Farmout Agreements the Limited Partnership will earn a 1% working interest in a Prospect for each $54,000 CDN incurred in exploration expenditures on that Prospect, up to a maximum of a combined 25% working interest, both before and after payout, subject to royalty interests. Anhydride Canada is the operator under each of the Farmout Agreements.

Under the terms of each of the Farmout Agreements, following earn-in of an interest, including a fractional interest, in a Prospect, the Limited Partnership will be entitled to approve all further work carried out on the Prospect, which consent may be unreasonably withheld.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2003, 2002 AND 2001 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2003
(U.S. DOLLARS)

14.   FARMOUT AGREEMENTS (Continued)

Under the Farmout Agreements, the Limited Partnership agreed to grant the Company a call option (the "Working Interest Call Option") under which the Company may purchase the working interests earned by the Limited Partnership in the Prospects in consideration for paying a predetermined purchase amount. The purchase amount comprises a base amount and a performance amount where the base amount is equal to 130% of the incurred earn-in expenditures of the Partnership paid in shares of the Company, with such shares valued at the average five day closing price at the time the call option is exercised. The shares to be issued by the Company will be restricted securities in the United States and be subject to resale restrictions in the United States and Canada.

Under the terms of the call option, however, the Company has granted the Partnership certain registration rights, under which the Company will file a registration statement with the Securities and Exchange Commission (the "SEC") in the United States registering the shares for sale (the "Call Option Registration Rights"). The performance amount will initially be $Nil. For every 90-day period following the exercise of the call option that expires without a registration statement being filed, the performance amount is increased by 20% of the incurred earn-in expenditures of the Partnership paid-in shares of the Company. The Performance Amount will be paid, as earned, in shares of the Company with such shares valued at the average five day closing price at the time the respective performance amount is earned. On the sooner of the registration statement becoming effective or the shares issued on exercise of the call option otherwise becoming free of resale restrictions, the Performance Amount shall cease to accrue and no further shares of the Company will be payable.

As consideration for granting of the call option in respect of the working interests in the Prospects, the Company has agreed to issue 1,500,000 transferable warrants to the Limited Partnership whereby it may acquire up to 750,000 common shares exercisable at a price of $0.50 per share for a period of one year ending July 11, 2003. The warrants will vest in proportion to the working interest earned in the Athabasca Prospect and Firebag Prospects, for each 1% working interest earned in a Prospect warrants to acquire 30,000 common shares of the Company will vest and be immediately exercisable. The shares issued on exercise of the warrants will be subject to resale restrictions.

The Company subsequently amended the terms of the exploration agreements whereby the number of shares to be issued pursuant to the warrants was increased to 1,500,000 and the price per share issued was lowered to $0.25 per share. The rate at which the Limited Partnership shall earn a 1% working interest was increased to $60,000 CDN. The Company also agreed to pay costs associated with the start-up of the Limited Partnership.

Based on the Limited Partnerships exploration expenditures of $313,725 ($483,000
CDN) as at April 30, 2003 they were entitled to warrants to acquire 483,000 common shares at $0.25 per share, which subsequently expired.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2003, 2002 AND 2001 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2003
(U.S. DOLLARS)

14.   FARMOUT AGREEMENTS (Continued)

Also subsequent to year end, the Company agreed to acquire the interests of the Limited Partnership for 3,220,000 common shares of the Company, which have yet to be issued.

(b)   Other joint venture partners

The Company entered into four exploration agreements (the "Exploration Agreements"), pursuant to which $266,310 ($410,000 CDN) was advanced for exploration on the Athabasca Prospect. In consideration thereof the Company earned a working interest in the Athabasca Prospect.

Pursuant to the Exploration Agreements the Company acquired an option to acquire their working interests back on terms similar to those granted by the Limited Partnership. In exchange for acquiring the options the Company has agreed to issue warrants to purchase up to 410,000 common shares at an exercise price of $0.25 per share. The Company has not yet issued these warrants.

(c)   PNG Ventures, Inc. ("PNGV")

Pursuant to a letter agreement PNGV had advanced a total of $214,821 ($330,730
CDN) for exploration on the Athabasca Prospect and has earned a working interest in both the Athabasca and Firebag Prospects.

15.   SUBSEQUENT EVENTS

(a)   Settlement with Anhydride Canada creditors

In an attempt to settle outstanding liabilities of Anhydride Canada, the Company made an offer to creditors to settle outstanding debts for shares of the Company at $0.104 ($0.15 CDN) per share. The Company has received acceptances from creditors totalling $288,743 ($416,484 CDN) which represents 2,776,560 common shares. To date, the shares have yet to be issued.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2003, 2002 AND 2001 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2003
(U.S. DOLLARS)

15.   SUBSEQUENT EVENTS (Continued)

(b)   Stock option plan

On June 20, 2003, the Company adopted an incentive and non-statutory stock option plan, whereby 2,500,000 shares of common stock may be optioned. The stock option plan has not been adopted or ratified by the shareholders of the Company (the "2003 plan"). Incentive options may be granted at any price for a period of up to ten years. The Company issued a total of 1,450,000 options under the 2003 plan at $0.10, 300,000 options at $0.09 and 500,000 options at $0.06. All of these options issued under the 2003 plan were exercised subsequent to the year-end, for which the Company issued a total of 2,250,000 common shares, for gross proceeds of $202,000.

Also subsequent to the year end, the Company cancelled 400,000 options under the 2002 plan to purchase that many shares at $0.25 per share expiring May 6, 2005. These options were then reissued at $0.11 per share expiring June 28, 2004. Pursuant to the 2002 plan, the Company issued subsequent to year-end, a total of 810,000 shares for gross proceeds of $93,200.

(c)   Catalytic Process license agreement

On August 12, 2003, the Company became party to an exclusive license agreement for Canada, Central and South America with Earth Energy Resources Ltd. ("Earth Energy") and West Peak Ventures of Canada Ltd. ("West Peak") for the use of Earth Energy's proprietary catalytic process, subject to yet to be agreed upon compensation to West Peak for assigning the license agreement to the Company. The process includes a proprietary Catalyst in conjunction with processing equipment to separate hydrocarbons from sand, shale or oil. Under the terms of the underlying license agreement with Earth Energy, the Company will pay $347,222 ($500,000 CDN) by 2005 with an initial payment of $69,444 ($100,000
CDN). The Company will also pay a royalty of 7% and will purchase catalyst and processing equipment from Earth Energy Resources Ltd. for cost plus 25%. The Central and South American license agreement is a three-year option on the same terms with the exception that the license fee is a one-time payment of $500,000 US.

16.   CONTINGENCY

In a statement of claim filed against Anhydride Canada and others, the plaintiffs claim they owned a 63.3% interest in the 7-32 well on the Athabasca prospect. The claim also seeks general damages of $5,000,000 CDN from the defendants as well as monetary and special damages as determined by the court. A statement of defence was filed by Anhydride Canada, but given that the property has been written off it will not be actively pursued. Since filing of the statement of defense in April 2003, no further action has been taken by the plaintiff. The Company believes the claim is frivolous and without merit and as such no amount has been accrued by the Company at April 30, 2003.


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